Exhibit 10(a)(4)

                            MCB FINANCIAL CORPORATION
                          EMPLOYEE STOCK OWNERSHIP PLAN

                           Effective: January 1, 1999

                                Table of Contents
                                                                            Page
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ARTICLE I - PURPOSE                                                            1
     1.1   Exclusive Benefit                                                   1
     1.2   No Rights of Employment Granted                                     1

ARTICLE II - DEFINITIONS
     2.1   Accrued Benefit                                                     2
     2.2   Administrative Committee                                            2
     2.3   Affiliated Employer                                                 2
     2.4   Beneficiary                                                         2
     2.5   Board                                                               3
     2.6   Cash-Out                                                            3
     2.7   Code                                                                3
     2.8   Compensation                                                        3
     2.9   Employee                                                            4
     2.10  Employer                                                            4
     2.11  Employer Account                                                    4
     2.12  ERISA                                                               4
     2.13  Exempt Loan                                                         4
     2.14  Fair Market Value                                                   5
     2.15  Family Member                                                       5
     2.16  Forfeiture                                                          5
     2.17  Highly Compensated Employee                                         5
     2.18  Hour of Service                                                     7
     2.19  Leave of Absence                                                    8
     2.20  Net Profits                                                         8
     2.21  Normal Retirement Age                                               9
     2.22  One Year Break in Service                                           9
     2.23  Participant                                                        10
     2.24  Plan                                                               10
     2.25  Plan Administrator                                                 10
     2.27  Qualified Election Period                                          10
     2.28  Qualified Participant                                              10
     2.29  Qualifying Employer Security                                       11
     2.30  Retirement                                                         11
     2.31  Service                                                            11
     2.32  Termination Date                                                   12
     2.33  Total and Permanent Disability                                     12
     2.34  Total Service for Vesting                                          13

     2.35  Trust                                                              13
     2.36  Trust Fund                                                         13
     2.37  Unallocated Stock Account                                          13
     2.38  Year of Service for Accrual of Benefits                            13
     2.39  Year of Service for Participation                                  13
     2.40  Year of Service for Vesting                                        14

ARTICLE III - ELIGIBILITY TO PARTICIPATE                                      14
     3.1   Initial Entry                                                      14
     3.2   Resumption of Participation                                        14

ARTICLE IV - CONTRIBUTIONS TO THE TRUST                                       15
     4.1   Amount of Contributions to Participants                            15
     4.2   Manner of Allocation                                               16
     4.3   Permissible Types of Employer Contributions                        17
     4.4   Interim Allocation to Unallocated Stock Account                    17
     4.5   General Accounting                                                 18
     4.6   Additional Provisions                                              18

ARTICLE V - ADMINISTRATION OF ACCOUNTS                                        18
     5.1   Investments                                                        18
     5.2   Invest in Single Fund and Reasonable Rules                         19
     5.3   Valuation of Assets and Allocation of Changes                      19
     5.4   Limitations on Allocations to Each Participant                     20
           (a) Defined Contribution Plan Limitations                          20
           (b) Defined Benefit Plan Limitations                               21
           (c) Social Security Retirement Age Limitations                     22
           (d) Combination Defined Benefit and Defined
                 Contribution Plan Limitations                                23
           (e) Allocation Limitation - More Than One
                 Defined Contribution Plan                                    24
     5.5   Designation of Beneficiary                                         26
     5.6   Participant Voting and Exercise of Stock Rights                    26

ARTICLE VI - VESTING                                                          27
     6.1   Employer Account Vesting on Death, Retirement,
             or Total Permanent Disability                                    27
     6.2   Employer Account Vesting on Termination                            28
     6.3   Restoration of Forfeitures                                         28

ARTICLE VII - DISTRIBUTION OF BENEFITS                                        29
     7.1   Method of Distribution of Accounts                                 29
     7.2   Time of Distribution                                               30
     7.3   Segregation if Installment Distribution                            33
     7.4   Non-segregation if Installment Distribution                        33
     7.5   Distribution After Death of Participant                            33
     7.6   Distribution After Death of Beneficiary                            34
     7.7   Rollover Contributions and Distributions                           34

     7.8   Suspense Account for Terminated Participants                       35
     7.9   Unable to Locate Participant or Beneficiary                        36
     7.10  Repayment of Cash-Out                                              37
     7.11  Options of Participants to Sell Stock                              37
     7.12  Right of First Refusal                                             39
     7.13  Distribution of Dividends                                          39
     7.14  Diversification of Investments                                     40
     7.15  Qualified Domestic Relations Orders                                41

ARTICLE VIII - DUTIES AND AUTHORITY OF TRUSTEE                                41
     8.1   Receive Payments                                                   41
     8.2   Evaluate Assets                                                    42
     8.3   Segregation of Accounts                                            42
     8.4   Tax Returns and Reports                                            42
     8.5   Powers                                                             42
     8.6   Expenses                                                           45
     8.7   Litigation                                                         45
     8.8   Written Instructions                                               46
     8.9   Appointment of Investment Manager                                  46
     8.10  Removal and Resignation of the Trustee                             46
     8.11  Loans from Disqualified Persons                                    46

ARTICLE IX - DUTIES AND AUTHORITY OF TRUSTEE OF
     ADMINISTRATIVE COMMITTEE                                                 48
     9.1   Appointment                                                        48
     9.2   No Discrimination                                                  49
     9.3   Majority Action                                                    49
     9.4   Powers                                                             49
     9.5   Filing Reports                                                     50
     9.6   Records and Information                                            50
     9.7   Information to Participants                                        50
     9.8   Compensation of Members                                            50
     9.9   Review of Participant's Claims                                     51
     9.10  Exercise of Stock Rights                                           51

ARTICLE X - MODIFICATIONS FOR TOP HEAVY PLANS                                 52
     10.1  Application of Article                                             52
     10.2  Definitions                                                        52
           (a) Top Heavy Plans                                                52
           (b) Top Heavy Group                                                52
           (c) Key Employee                                                   53
           (d) Amounts Included for Computation Purposes                      54
           (e) Non-Key Employee                                               54
           (f) Top Heavy Accrual                                              55
     10.3  Accelerated Vesting                                                55
     10.4  Minimum Contributions                                              56
     10.5  Limitation on Compensation Taken into Account Under Plan           57
     10.6  Modification of Defined Benefit and Defined Contribution
             Plan Fraction                                                    57

ARTICLE XI - AMENDMENT AND TERMINATION                                        58
     11.1  Rights to Suspend or Terminate Plan                                58
     11.2  Successor Corporation                                              58
     11.3  Amendment                                                          58
     11.4  One Hundred Percent (100%) Vesting on Termination of Plan          59
     11.5  Plan Merger or Consolidation                                       59

ARTICLE XII - MISCELLANEOUS                                                   59
     12.1  Laws of California to Apply                                        59
     12.2  Participant Cannot Transfer or Assign Benefits                     60
     12.3  Right to Perform Alternative Acts                                  60
     12.4  Reversion of Contributions Under Certain Circumstances             60
     12.5  Plan Administrator Agent for Service of Process                    61
     12.6  Filing Tax Returns and Reports                                     61
     12.7  Indemnification                                                    61
     12.8  Number and Gender                                                  62
     12.9  Military Service                                                   62

ARTICLE XIII - EXEMPT LOANS                                                   63
     13.1  Use of Proceeds                                                    63
     13.2  Interest Rate                                                      63
     13.3  Non-recourse                                                       63
     13.4  Limitations on Payment                                             64
     13.5  Forfeiture of Qualifying Employer Securities                       64
     13.6  Limitation on Future Obligation                                    64

ARTICLE XIV - LIMITATIONS ON MATCHING CONTRIBUTIONS                           65
     14.1  Percentage Limitation on Matching Contributions                    65
     14.2  Basic Limitation                                                   67
     14.3  Alternative Limitation                                             67
     14.4  Multiple Use Limitation                                            68
     14.5  Correction of Average Contribution Percentage Test                 69
     14.6  Calculation of Income                                              69
     14.7  Deadline for Distribution                                          70
     14.8  Treatment as Annual Additions                                      70
     14.9  Compliance with Treasury Regulations                               70

                            MCB FINANCIAL CORPORATION
                          EMPLOYEE STOCK OWNERSHIP PLAN

This Stock Bonus Employee Stock Ownership Plan and Trust Agreement (Plan) is made by and between MCB Financial Corporation a California corporation, having its principal place of business at 1248 Fifth Avenue, San Rafael, California 94901, herein called "Employer" and Charles 0. Hall, Timothy J. Jorstad and Gary
T. Ragghianti, herein called "Trustees."

Whereas, Employer desires to establish and maintain an employee stock ownership plan for the benefit of its Employees who shall qualify as participants (Participants) hereunder;

Therefore, effective January 1, 1999, Employer hereby establishes an employee stock ownership plan and creates a related trust (Trust) for the purpose of carrying out such Plan and Trust on the following terms:

                               ARTICLE I - PURPOSE

1.1 Exclusive Benefit.

This Plan has been executed for the exclusive benefit of the Participants hereunder and their Beneficiaries. This Plan shall be interpreted in a manner consistent with this intent and with the intention of the Employer that this Plan and its related Trust satisfy Internal Revenue Code (Code) Section 401 and Code Section 501. This Plan is created for the sole purpose of enabling employees of the Employer to share in its growth. This Plan and Trust are intended to constitute a stock bonus employee stock ownership plan, within the meaning of Code Section 4975(e)(7), which will invest primarily in Employer stock. Under no circumstances shall the Trust Fund ever revert to or be used or enjoyed by the Employer, except as provided in the Reversion of Contributions Under Certain Circumstances section below.

1.2 No Rights of Employment Granted.

The establishment of this Plan shall not be considered as giving any employee the right to be retained in the service of the Employer.

                            ARTICLE II - DEFINITIONS

The following capitalized words and phrases as used in this Plan and Trust Document shall have the meanings set forth below.

2.1 Accrued Benefit.

The "Accrued Benefit" is the amount credited to the Employer Account of a Participant.

2.2 Administrative Committee.

The "Administrative Committee" or "Committee" shall refer to the Administrative Committee, as defined in the Duties and Authority of Administrative Committee Article, below.

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2.3 Affiliated Employer.

"Affiliated Employer" shall mean the Employer and any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; an organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Code Section 414(o).

2.4 Beneficiary.

A "Beneficiary" is any person, estate or trust who by operation of law, or under the terms of the Plan, or otherwise, is entitled to receive any Accrued Benefit of a Participant under the Plan. A "Designated Beneficiary" is any individual designated or determined in accordance with the Designation of Beneficiary section below, except that it shall not include any person who becomes a Beneficiary by virtue of the laws of inheritance or intestate succession.

2.5 Board.

"Board" or "Board of Directors" shall mean the governing board of MCB Financial Corporation.

2.6 Cash-Out.

A "Cash-Out" may be involuntary or voluntary.

An involuntary Cash-Out is a distribution of Accrued Benefit to a former Participant which meets the following requirements: (i) the former Participant's entire non-forfeitable Accrued Benefit is distributed to him; (ii) the present value of the non-forfeitable Accrued Benefit of the Participant at the time of distribution does not exceed Five Thousand Dollars ($5,000), regardless of whether it had exceed Five Thousand Dollars ($5,000) at any time in the past, and (iii) the distribution is made on account of the Employee's termination of participation in the Plan.

A voluntary Cash-Out is a distribution of Accrued Benefits to a former Participant which meets the following requirements: (i) the former Participant has voluntarily elected to receive the distribution; and (ii) the distribution is made on account of the Employee's termination of participation in the Plan.

2.7 Code.

"Code" refers to the Internal Revenue Code of 1986, as amended.

2.8 Compensation.

"Compensation" refers to all Compensation paid during the Plan Year under consideration as W-2 income by the Employer to an Employee, excluding director's fees and amounts deferred pursuant to Code Section 401(k)(2), or Code Section 403(b), or contributed to any welfare benefit plans maintained by the Employer through a reduction in the Employee's compensation which, pursuant to Code
Section  125,  are not  included  in the gross  income of the  Employee  for the taxable year in which such amounts are contributed. It excludes all contributions by the Employer to the Plan and to any other retirement or deferred compensation plan maintained by the Employer and excludes amounts in excess of One Hundred Fifty Thousand Dollars ($150,000) for the Plan Year or such other amount as may be prescribed by law in accordance with Code Section 401(a)(17).

2.9 Employee.

An "Employee" is an individual who is employed by the Employer or who is on a Leave of Absence, and shall include leased Employees within the meaning of Code
Section 414(n)(2). Directors acting solely in that capacity and independent contractors shall not be Employees.

2.10 Employer.

The "Employer" shall mean MCB Financial Corporation and any Affiliated Employer to which the Board elects to extend coverage under this Plan and Trust pursuant to resolutions of the Board.

2.11 Employer Account.

The "Employer Account" is the separate account maintained for each Participant to which all Employer contributions shall be allocated and to which Forfeitures shall be reallocated. If necessary or appropriate, the Employer Account shall be further segregated into subaccounts for Employer basic contributions and Employer matching contributions.

2.12 ERISA.

"ERISA" refers to the Employee Retirement Income Security Act of 1974, as amended.

2.13 Exempt Loan.

"Exempt Loan" shall mean a loan to the Plan by a disqualified person (as defined in Code Section 4975(e)(2)) or a loan to the Plan which is guaranteed by a disqualified person. Such loan includes a direct loan of cash, a purchase-money transaction, and an assumption of the obligation by the Plan. The Exempt Loan must satisfy the provisions of Treasury Regulation Section 54.4975-7(b).

2.14 Fair Market Value.

"Fair Market Value" shall mean the closing price (or, if there is no closing price, then the closing bid price) of Qualifying Employer Securities as reported on the Composite Tape, or if not reported thereon, then such price as reported in the trading reports of the principal securities exchange in the United States on which such Qualifying Employer Securities are listed, or if the Qualifying Employer Securities are not listed on a securities exchange in the United States, the mean between the dealer closing "bid" and "ask" prices on the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ), or NASDAQ's successor, or if not reported on NASDAQ, the Fair Market Value of the Qualifying Employer Securities as determined by a qualified independent appraiser meeting requirements similar to those contained in Treasury regulations under Code Section 170(a)(1) and Department of Labor Regulations under ERISA Section 3(18).

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
2.15 Family Member.

A "Family Member" includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

2.16 Forfeiture.

"Forfeiture"   refers  to  the  amount  of  non-vested  Accrued  Benefits  in  a
Participant's Employer Account which are reallocated to the Employer Accounts of other Participants.

2.17 Highly Compensated Employee.

A "Highly Compensated Employee" means a highly compensated active Employee and a highly compensated former Employee.

A highly compensated active Employee for a determination year includes any Employee who performs service for the Employer during the determination year and who: (i) was a five percent (5%) owner (as defined in Code Section 416(i)(1)) of the Employer at any time during the determination year or the look-back year, or
(ii) for the look-back year had compensation from the Employer in excess of Eighty Thousand Dollars ($80,000) (as adjusted pursuant to Code Section 415(d)) and, if the Employer elects for such look-back year, was in the top-paid group of Employees for the look-back year.

An Employee is in the top-paid group of Employees for any year if such Employee is in the group consisting of the top twenty percent (20%) of the Employees when ranked on the basis of compensation (as defined in Code Section 414(q)(4)) paid during such year. For purposes of determining the number of Employees in the top-paid group, the following Employees shall be excluded: (i) Employees who have not completed six (6) months of service; (ii) Employees who normally work less than seventeen and one-half (17.5) hours per week; (iii) Employees who normally work during not more than six (6) months during any year; (iv)Employees who have not attained age twenty-one (21); and (v) except to the extent provided in Treasury Regulations, Employees who are included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the Employer.

For this purpose, the determination year shall be the Plan Year unless the Employer elects a calendar year. The look-back year shall be the twelve (12) month period immediately preceding the determination year, or, if elected by the Employer, the calendar year ending with or within the applicable determination year (or, in the case of a determination year that is shorter than twelve (12) months, the calendar year ending with or within the twelve (12) month period ending with the end of the applicable determination year), or, if elected, the calendar year immediately preceding the calendar year determination year.

A highly compensated former Employee for a Plan Year includes any Employee who separated from service (or was deemed to have separated) prior to such Plan Year, performs no services for the Employer during such Plan Year, and was a highly compensated active Employee for either the Plan Year during which the separation occurred (or was deemed to have occurred) or any Plan Year ending on or after the Employee's fifty-fifth (55th) birthday.

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
The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group and the compensation that is considered, will be made in accordance with Code
Section 414(q) and the regulations promulgated thereunder.

2.18 Hour of Service.

"Hour of Service" means:

          (a) Each  hour  for  which  an  Employee  is  directly  or  indirectly
     compensated  or  entitled  to  Compensation   from  the  Employer  for  the
     performance of duties during the applicable computation period;

          (b) Each hour for which an Employee is directly or indirectly compensated or entitled to Compensation from the Employer(irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, disability, lay-off, military duty or leave of absence) during the applicable computation period; and

          (c) Each hour for which back pay is awarded or agreed to by the Employer, without regard to mitigation of damages.

Hours of Service will be credited for employment with other members of an affiliated service group (under Code Section 414(m)), a controlled group of corporations (under Code Section 414(b)), or a group of trades or businesses under common control (under Code Section 414(c)) of which the Employer is a member or any other entity required to be aggregated with the Employer pursuant to regulations under Code Section 414(o).

Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under Code Section 414(n).

Notwithstanding subparagraph (b) above, no more than five hundred one (501) Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period), and an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a Plan maintained by the Employer solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws. In addition, Hours of Service are not required to be credited hereunder for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee. The provisions of Sections 2530.200b-2(b) and
(c) of the Department of Labor Regulations are incorporated herein by reference.

For purposes of this Hour of Service section, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly or indirectly through a trust, fund or insurer to which the Employer contributes or pays premiums.

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
2.19 Leave of Absence.

A "Leave of Absence" shall refer to that period during which the Participant is absent without Compensation and for which the Administrative Committee, in its sole discretion, has determined him to be on a "Leave of Absence" instead of having terminated his employment. (However, such discretion of the Administrative Committee shall be exercised in a nondiscriminatory manner.) In all events, a Leave of Absence by reason of service in the armed forces of the United States shall end no later than the time at which a Participant's reemployment rights as a member of the armed forces cease to be protected by law and a Leave of Absence for any other reason shall end after six (6) months, except that if the Participant resumes employment with the Employer prior thereto, the Leave of Absence shall end on such date of resumption of employment. The date that the Leave of Absence ends shall be deemed the Termination Date if the Participant does not resume employment with the Employer. In determining a Year of Service for Accrual of Benefits, all such Leaves of Absence shall be considered to be periods when the Employee is a Participant.

2.20 Net Profits.

The "Net Profits" mean the Employer's Net Profits for the taxable year of the Employer (coinciding with or within which the plan year ends) as calculated at the end of the taxable year, in accordance with the Employer's regular accounting practices, before state and federal income taxes and without reduction by reason of the Employer's contributions under the Plan and any other Plan maintained by the Employer and described in Code Section 401 (a) and
Section 403 (a).

The "Net Profits" shall also mean the Employer's accumulated Net Profits for all years prior to the taxable year of the Employer, described in the preceding paragraph of this section. Such accumulated Net Profits shall be calculated in accordance with the Employer's regular accounting practices, before state and federal income taxes which would be refunded (as a result of contributions to the Plan), without reduction by reason of the Employer's contributions, made for the current Plan Year, under the Plan and any other Plan maintained by the Employer and described in Code Section 401 (a) or Section 403(a).

2.21 Normal Retirement Age.

The "Normal Retirement Age" is attained on or next following the later of: (a) the date a Participant attains age sixty-five (65); or (b) the fifth (5th) anniversary of the Participant's becoming a Participant in the Plan.

2.22 One Year Break in Service.

A "One Year Break in Service" means a Plan Year in which the Participant has not completed more than five hundred (500) Hours of Service.

However, in determining a One Year Break in Service for a Plan Year in which, or following which, a maternity or paternity absence (as defined below) occurs, the following shall apply: the Hours of Service which normally would have been credited but for the maternity or paternity absence (or eight (8) Hours of Service per day if the Administrative Committee is unable to determine the Hours of Service which normally would have been credited) shall be credited to the Plan Year in which such absence begins, if the Employee would incur a One Year Break in Service if the hours were not so credited; in all other cases the Hours of Service shall be credited to the following Plan Year. The total Hours of Service credited under a maternity or paternity absence shall not exceed five hundred one (501) hours. A "maternity or paternity absence" is one in which the Employee is absent from work because of: (i) the pregnancy of the Employee, (ii) the birth of a child of the Employee, (iii) the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (iv) the caring for such child immediately following such birth or placement.

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
As a condition of an Employee being credited with Hours of Service pursuant to this paragraph, the Administrative Committee can require that the Employee timely furnish such information as is reasonably necessary to establish that the absence from work was for a cause stated in subparagraphs (i)-(iv) and the number of days attributable to such cause.

2.23 Participant.

A "Participant" shall refer to every Employee or former Employee who has met the applicable participation requirements of Article III.

2.24 Plan.

"Plan" refers to this Stock Bonus Employee Stock Ownership Plan and Trust Agreement, which shall be known as the MCB Financial Corporation Employee Stock Ownership Plan.

2.25 Plan Administrator.

The "Plan Administrator" shall be the Administrative Committee designated in a resolution adopted by the Board of Directors, pursuant to Article IX, who shall accept the designation in writing.

2.26 Plan Year.

A "Plan Year" is the period from the first day of January to the last day of December, annually.

2.27 Qualified Election Period.

"Qualified Election Period" shall mean the period of six (6) Plan Years beginning with the later of (i) the Plan Year after the Plan Year in which the Participant attains age fifty-five (55); or, (ii) the Plan Year after the Plan Year in which the Participant first becomes a Qualified Participant.

2.28 Qualified Participant.

"Qualified Participant" shall mean a Participant who has attained age fifty-five
(55) and who has completed at least ten (10) years of participation in the Plan.

2.29 Qualifying Employer Security.

"Qualifying Employer Security" shall mean Common Stock of the Employer which meets the requirements of Code Section 409(1).

2.30 Retirement.

"Retirement" refers to the termination of employment of an Employee who has attained at least the Normal Retirement Age. The Employee may work beyond Normal Retirement Age, in which case Employer contributions and Forfeitures shall continue to be allocated to the Employer Account of the Employee.

2.31 Service.

"Service" means:

          (a) The period (measured in years and days) for which an Employee is directly or indirectly compensated or entitled to Compensation from the Employer for the performance of duties during the applicable computation period;

          (b) The period for which an Employee is directly or indirectly compensated or entitled to Compensation from the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, disability, lay-off, military duty or leave of absence) during the applicable computation period; and

          (c) Each period after the effective date of this Plan for which an Employee was directly or indirectly paid or entitled to be paid by the Employer.

Service will be credited for employment with other members of an affiliated service group (under Code Section 414(m)), a controlled group of corporations (under Code Section 414(b)), or a group of trades or businesses under common control (under Code Section 414(c)) of which the Employer is a member or any other entity required to be aggregated with the Employer pursuant to regulations under Code Section 414(o) for the period of such affiliation or common control. Service with a predecessor employer, however, will not be recognized for purposes of eligibility, vesting or benefit accrual unless specifically required by the Code or ERISA or unless the Plan is amended by the Board to provide for such recognition.

Notwithstanding subparagraph (b), above, no more than five hundred one (501) Hours of Service is required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period), and for which an Employee is directly or indirectly paid, or entitled to payment, if such payment is made or due under a plan maintained by the Employer solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws. The provisions of Sections 2530.200b-2(b) and (c) of the Department of Labor Regulations are incorporated herein by reference.

2.32 Termination Date.

The "Termination Date" shall be the date on which the earliest of the following events occurs:

     (a)  A Participant's Retirement,

     (b) A Participant's termination of employment as a result of total and permanent disability;

     (c)  A Participant's death, or

     (d)  A Participant's termination of employment for any other reason.

2.33 Total and Permanent Disability.

"Total and Permanent Disability" shall refer to the Participant suffering from a physical or mental condition which, based upon appropriate medical reports and examinations, results in the inability to perform his usual duties for the Employer resulting in termination of service with the Employer, and which qualifies as Total and Permanent Disability under the federal Social Security Act.

2.34 Total Service for Vesting.

"Total Service for Vesting" shall mean the sum of each separate Year of Service for Vesting credited to the Participant; however, if the Participant incurs at least five (5) consecutive One Year Breaks in Service, his Years of Service for Vesting rendered after such break in service shall only be counted for purposes of determining his vested benefits accruing after such break in service, not for determining his -vested benefits accruing before such break.

2.35 Trust.

"Trust" means the Trust created under this Employee Stock Ownership Plan and Trust Agreement.

2.36 Trust Fund.

The "Trust Fund" consists of the Employer contributions held by the Plan and any income or appreciation thereon.

2.37 Unallocated Stock Account.

The Account used to hold Qualifying Employer Securities acquired with loan proceeds pursuant to the "Loans from Disqualified Persons" section below.

2.38 Year of Service for Accrual of Benefits.

A "Year of Service for Accrual of Benefits" means a Plan Year during which the Employee had not less than one thousand (1,000) Hours of Service as a Participant. If the Participant entered the Plan other than on the first (1st) day of the Plan Year, all Hours of Service rendered by the Participant during that Plan Year, whether or not rendered as a Participant, shall be treated as if they were Hours of Service as a Participant.

2.39 Year of Service for Participation.

A "Year of Service for Participation" means the Plan Year which includes the Employees date of hire provided the Employee was credited with not less than one thousand (1,000) Hours of Service during such Plan Year. If the Employee does not have one thousand (1,000) Hours of Service for such Plan Year, a Year of Service for Participation shall be the earliest Plan Year in which the Employee is credited with one thousand (1,000) Hours of Service.

In case the Employee completes at least one (1) Year of Service for Participation and then has at least a One Year Break in Service, a Year of Service for Participation following such break in service shall begin on the first day following the One Year Break in Service on which his employment resumes. If the Employee does not perform one thousand (1,000) Hours of Service during the Plan Year which includes such day, a Year of Service for Participation shall be the earliest Plan Year in which the Employee has one thousand (1,000) Hours of Service.

2.40 Year of Service for Vesting.

A "Year of Service for Vesting" shall mean a Plan Year, after the effective date of this Plan, during which the Employee had not less than one thousand (1,000) Hours of Service after attaining age eighteen (18).

                    ARTICLE III - ELIGIBILITY TO PARTICIPATE

3.1 Initial Entry.

Every Employee who has attained the age of twenty-one (21) and completed one (1) Year of Service for Participation shall participate in the Plan on the first
(1st) day of the Plan Year in which such eligibility requirements are met. All Participants shall be required to furnish such information to the Administrative Committee as it may reasonably request for the proper administration of the Plan. Service with a predecessor employer shall not be recognized for eligibility or determining an Employee's Plan entry date.

3.2 Resumption of Participation.

A Participant who is reemployed by the Employer without having incurred a One Year Break in Service shall be a Participant as of the first (1st) day of the month following the date of his reemployment. If an Employee incurs at least a One Year Break in Service, his active participation in the Plan shall be suspended until he completes a Year of Service for Participation following such One Year Break in Service.

Upon completing a Year of Service for Participation after such One Year Break in Service, measured from his re-employment commencement date, the Participant will be readmitted to active participation in the Plan as of the first day of the Plan Year in which the Participant completes such Year of Service for Participation.

The Committee may adjust the above service requirement, as necessary, to make the Plan available to a newly-acquired Employee group, provided that the adjustment (1) is not more restrictive than the above requirement, and (2) does not discriminate in favor of Highly Compensated Employees.

                     ARTICLE IV - CONTRIBUTIONS TO THE TRUST

4.1 Amount of Contributions to Participants.

Subject to the rights of the Employer  under Article XI, and the  limitations of
Article XIV on Employer matching contributions, the Employer may make discretionary contributions to the Trust beginning with the first Plan Year ending on or after the effective date of the Plan. The amount of all contributions shall be discretionary with the Employer and shall be paid to the Trustee on or before the time required by law for filing the Employer's federal income tax return (including extensions) for the year with respect to which the contribution is made. However, no Employer contributions may be made in any Plan Year to the extent that they would be directly allocated to the suspense account created pursuant to the Limitation on Allocations to Each Participant section below, or the maximum amount deductible from Employer's income for such year under Code section 404(a)(3) or 404(a)(9) would be exceeded, whichever is applicable, unless such excess contribution is necessary to make payments on an Exempt Loan. Notwithstanding any other provision contained herein, the Employer shall make a contribution each year in an amount not less than the amount required to make any payment due during such year under any Exempt Loan.

Discretionary Employer contributions shall include:

          (a) Discretionary basic contributions in an amount decided upon and fixed (in dollar amount or by formula) by Employer and declared to all Participants,

          (b) Discretionary matching contributions in an amount decided upon and fixed (in dollar amount or by formula) by Employer and declared to all Participants who are making elective contributions under any cash or deferred arrangement (within the meaning of Code section 401(k)) sponsored by the employer, and

          (c) Such other discretionary contributions as the Employer shall deem necessary to comply with the Contribution Percentage requirements of Code section 401(m)(2) for a Plan Year. The Employer may designate all or any part of a discretionary contribution as a contribution to the matching contribution portion of the Plan that shall be used for Code section 401(m) purposes. Any discretionary contributions designated as a contribution to the matching contribution portion of the Plan shall satisfy the requirements for qualified nonelective contributions treated as matching contributions under Code section 401(m)(4)(C). Such contributions shall be allocated as of the last day of that Plan Year to any or all Participants on that date, other than Participants who are Highly Compensated Employees, in accordance with the average of their respective Actual Contribution Percentage for that Plan Year.

4.2 Manner of Allocation.

          (a) All discretionary basic contributions by the Employer for any Plan Year, reduced by Forfeitures, of such contributions if any, during such year, shall be allocated as of the last day of such year to the Employer Account of each individual Participant, who is an Employee on the last day of such Plan Year, and who has a Year of Service for Accrual of Benefits for the Plan Year, in the same proportion that each such Participant's
     Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year. Employees who terminate employment before the last day of the Plan Year on account of death or Retirement shall receive an allocation regardless only if they have a Year of Service for Accrual of Benefits for such Plan Year. Employees who terminate employment before the last day of the Plan Year on account of Total and Permanent Disability shall receive an allocation only if they have a Year of Service for Accrual of Benefits for such Plan Year.

          (b) All discretionary matching contributions by the Employer for any Plan Year, reduced by Forfeitures of such contributions, if any, during such year, shall be allocated as of the last day of such year to the Employer Account of each individual Participant in the same proportion that each such Participant's elective deferral contributions for the Plan Year to the cash or deferred arrangement maintained by the Employer, bears to the total elective deferral contributions for the Plan Year to the cash or deferred arrangement maintained by the Employer made by all such Participants.

          (c) If allocation of Employer contributions in accordance with section
     (a) above will result in an allocation of more than one-third (1/3) of the total contributions for a Plan Year to the accounts of Highly Compensated Employees, then such amounts may be reallocated so that it will be allocated to the Participants who are not Highly Compensated Employees. Notwithstanding anything to the contrary contained in this Manner of Allocation section, no Qualifying Employer Securities may be allocated to the Employer Account of any Participant who sold such Qualifying Employer Securities to the Plan, any person who is a member of the family of such person (within the meaning of Code section 267(c)(4)), or any person who owns more than twenty-five percent (25%) in value of any class of outstanding Qualifying Employer Securities (after the application of Code section 318(a)).

4.3 Permissible Types of Employer Contributions.

Payments on account of the contributions due from the Employer for any year may be made in cash or in kind, specifically including Qualifying Employer Securities; except that assets may not be contributed if such contribution violates the prohibited transaction rules of Code Section 4975, or the corresponding rules under ERISA Section 406, if applicable.

4.4 Interim Allocation to Unallocated Stock Account.

Qualifying Employer Securities purchased with an Exempt Loan when initially acquired by the Trustees shall be credited to the Unallocated Stock Account. The balance in the Unallocated Stock Account shall be released in accordance with
Section 8.11 and the Qualifying Employer Securities so released shall be allocated as of the last day of each Plan Year in accordance with Manner of Allocation section above.

4.5 General Accounting.

The Committee shall establish accounting procedures for the purpose of making the allocations to Participant's Accounts provided for in this Article IV. The Committee shall maintain adequate records of the aggregate cost basis of Qualifying Employer Securities allocated to each Participant's Employer Account. The Committee shall also keep separate records of financed shares and discretionary contributions (and any earnings thereon) made for the purpose of enabling the Trust to repay any Exempt Loan. From time to time, the Committee may modify the accounting procedures for the purposes of achieving equitable and nondiscriminatory allocations among the accounts of Participants in accordance with the general concepts of the Plan, the provisions of this Article IV and the requirements of the Code and ERISA.

4.6 Additional Provisions.

Employer contributions shall not be made for any Plan Year in amounts which cannot be allocated to Participant's accounts by reason of the allocation limitations described in Article V or in amounts which are not deductible under Code Section 404(a). Any Employer Contributions which are not deductible under Code Section 404(a) may be returned to the Employer by the Trustees (upon the direction of the Employer) within one (1) year after the disallowance of the deduction or after it is determined that the deduction is not available. In the event that Employer Contributions are paid to the Trust by reason of a mistake of fact, such Employer Contributions may be returned to the Employer by the Trustees (upon the direction of the Employer) within one (1) year after the payment to the Trust.

                     ARTICLE V - ADMINISTRATION OF ACCOUNTS

5.1 Investments.

The amounts allocated to the Employer Accounts shall be invested by the Trustees as directed in accordance with Article VIII, primarily in Qualifying Employer Securities.

5.2 Invest in Single Fund and Reasonable Rules.

The Trustees may cause all contributions paid to it by the Employer and the income therefrom, without distinction between principal and income, to be held and administered as a single fund, and the Trustees shall not be required to invest separately any share of any Participant except as provided in the Non-segregation if Installment Distribution section below. The Trustees may adopt reasonable rules for the administration of such common fund and for the determination of the proportionate interest of each Participant in the fund.

5.3 Valuation of Assets and Allocation of Changes.

The assets of the Trust Fund will be valued as of the close of the last day of each Plan Year at their Fair Market Value in accordance with the Fair Market Value definition in Article II and the Employer Account of each Participant (or Employer Accounts if the Participant has Accrued Benefits for service incurred both prior and subsequent to a One Year Break in Service), including any Employer Account held in suspense, shall be adjusted for any net appreciation or net depreciation in the assets of the Plan and any net income or net loss of the Trust for such year, with each account being credited or charged in the ratio that the amount of the account (as of the close of the last day of the Plan
Year) bears to the total (as of the close of the last day of the Plan Year) of all remaining non-segregated accounts. For the purpose of such adjustment of accounts, any contribution made by the Employer with respect to that Plan Year shall be considered as having been made immediately after such evaluation and adjustment. In making the adjustments required by this section the value of any amounts segregated in accordance with the Non-segregation if Installment Distribution section below, shall not be considered in determining the amount of net appreciation, depreciation, gain or loss to be allocated to such account. The amount of any net appreciation, depreciation, gain or loss with respect to such cash value or segregated account shall be allocated to the individual account with respect to which it arose. In addition to the evaluations required by the first sentence of this section, the Trust Fund may be evaluated at such other times during the Plan Year as the Administrative Committee deems appropriate using the method set forth in the Fair Market Value definition in
Article II.For purposes of all computations required by this section, the accrual method of accounting shall be used to value the Trust Fund and the assets thereof at their fair market value as of each valuation date. Qualifying Employer Securities shall be accounted for as provided in Treasury Regulation
Section 1.402W-1(b)(20), as amended, or any regulation or statute of similar import.

5.4 Limitations on Allocations to Each Participant.

     (a) Defined Contribution Plan Limitations.

          Notwithstanding any other provision of this Plan the maximum annual addition for any Plan Year which can be made to any individual Participant's Employer and Participant accounts, taken together, is the lesser of Thirty Thousand Dollars ($30,000) (or, if greater, one-fourth (1/4) of the defined benefit dollar limitation set forth in Code Section 415(b)(1) as in effect for the Plan Year) or twenty-five percent (25%) of the Participant's Compensation. In addition the increased limitations provided in Code Section 415(c)(6) shall apply if appropriate. For purposes of Subsections 5.4(a), (b), and (c) the annual addition is the sum of the following amounts allocated to the accounts of the individual Participant for the Plan Year of the Trust (which shall be the limitation year for purposes of Code Section 415) under this and all other defined contribution type plans maintained by the Employer:

               (i) Employer contributions;

               (ii) Forfeitures (if applicable);

               (iii) Participant contributions;

               (iv) Amounts allocated to an individual medical account (as defined in Code Section 415(1)(2)) that is part of a defined benefit plan maintained by the Employer; and

               (v) Amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, that are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee (as defined in Code
               Section 419A(d)(3)) under a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Employer.

          If Subsections 5.4(a), (b), and (c) limit the amount which can be allocated to the Employer Account of any Participant for a Plan Year, the excess amount which cannot be allocated for the Plan Year shall be held in the suspense account to be allocated on the last day of each succeeding Plan Year until the funds in the suspense account have been completely reallocated. No further Employer contributions may be made to the Plan until the suspense account has been completely reallocated. Any Participant contributions which exceed the limitations of Subsections 5.4(a), (b), and
     (c) shall be returned to the Participant. No investment gains and losses or other income shall be allocated to the suspense account.

     (b) Defined Benefit Plan Limitations.

          As to any defined benefit plan maintained by the Employer for any Plan Year the annual benefit cannot exceed the lesser of:

               (i) Ninety Thousand Dollars ($90,000) (or such other figure as determined in accordance with the cost of living adjustment procedure of Code Section 415(d), but only for the year in which such adjustment is effective), or

               (ii) One hundred percent (100%) of the Participant's average annual compensation for the Participant's three highest paid consecutive Plan Years; however, benefits of up to Ten Thousand Dollars ($10,000) during a Plan Year can be paid without regard to the one hundred percent (100%) limitation if the total retirement benefits payable to an Employee under all defined benefit plans (as defined in Code Section 414(j)) maintained by the Employer for the present and any prior Plan Year do not exceed Ten Thousand Dollars ($10,000) and the Employer has not at any time maintained a defined contribution plan (as defined in Code Section 414(i)) in which the Employee was a Participant.

          If the Participant has less than ten (10) years of participation in the Plan (as defined in Code Section 415(b)(5)), the applicable limitation in Paragraph (b)(i) of this Section shall be reduced by multiplying such limitation by a fraction. The numerator of such fraction shall be the number of years, or part thereof, of participation in the defined benefit plan maintained by the Employer; the denominator shall be ten (10) years.

          For purposes of this Subsection 5.4(b), the "annual benefit" means a benefit payable annually in the form of a straight life annuity with no ancillary or incidental benefits and with no Employee or Rollover Contributions. To the extent that ancillary benefits are provided, the limits set forth in Subparagraphs; (a) and (b) of the first paragraph of this Section will be reduced actuarially, using an interest rate assumption equal to the greater of five percent (5%) or the interest rate specified in the Plan to reflect such ancillary benefits.

     (c) Social Security Retirement Age Limitations.

          "Social Security Retirement Age" means the age used as the Retirement age under Section 216(l) of the Social Security Act, which is presently age sixty-five (65) for a person born before 1939, age sixty-six (66) for a person born between 1939 and 1954, and age sixty-seven (67) for a person born after 1954.

          If distribution of retirement benefits begins before the Social Security Retirement Age, the Ninety Thousand Dollar ($90,000) limitation as described in Subsection 5.4(b) shall be reduced actuarially on the following basis:

               (i) If the Social Security Retirement Age is sixty-five (65) and distribution of benefits begins after the Participant has attained age sixty-two (62) but before the Social Security Retirement Age, the reduction shall be five-ninths (5/9) of one percent (1%) per month for each month by which the first distribution precedes the Social Security Retirement Age;

               (ii) If the Social  Security  Retirement  Age exceeds  sixty-five
               (65) and the distribution of benefits begins after the Participant has attained age sixty-two (62), the reduction shall be the sum of (A) and (B), where

                    (A) Is five-ninths (5/9) of one percent (1%) per month for each of the first thirty-six (36) months; and

                    (B) Is five-twelfths (5/12) of one percent (1%) per month for each additional month (up to twenty-four (24) months) by which benefits commence before the month of the Participant's Social Security Retirement Age;

               (iii) If the distribution of benefits begins before the Participant has attained age sixty-two (62), the limitation will be the actuarial equivalent of what it would have been if the first distribution had been made when the Participant had attained age sixty-two (62); the assumed interest rate for such calculation shall be five percent (5%).

          For purposes of this Subsection 5.4(b) the "average annual Compensation for a Participant's three (3) highest paid consecutive years" shall mean the Participant's greatest aggregate Compensation during the period of three (3) consecutive Plan Years in which the individual was an active Participant in the Plan.

     (d) Combination Defined Benefit and Defined Contribution Plan Limitations.

          For years beginning before January 1, 2000, if the Employer maintains one (1) or more defined benefit plans in addition to this Plan (and any other defined contribution plans) the limitation of this Subsection 5.4(c) shall apply in addition to those of Subsections 5.4(a) and 5.4(b). The limitation of this Subsection 5.4(c) is that the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Plan Year may not exceed 1.0.

     The "defined benefit plan fraction" is a fraction:

               (i) The numerator of which is the projected annual benefit of the Participant under the Plan, (determined as of the close of the Plan Year); and

               (ii) The denominator of which (determined as of the close of the Plan Year) is the lesser of (A) the maximum dollar limitation, for such year as stated in Paragraph 5.4(b)(i), multiplied by 1.25, or (B) the percentage of compensation limitation which may be taken into account pursuant to Paragraph 5.4(b)(ii) multiplied by 1.4.

     The "defined contribution plan fraction" for any year is a fraction:

               (i) The numerator of which is the sum of the annual additions (as defined in Code Section 415(c)(2)) to the Participant's account as of the close of the Plan Year; and

               (ii) The denominator of which is the sum, for all years of an Employee's service with the Employer, of the lesser for each year of (A) the maximum dollar limitation as stated in the first paragraph of Subsection 5.4(a) for such year multiplied by 1.25 or (B) the percentage of Compensation amount in effect as stated in the first paragraph of Subsection 5.4(a) for such year multiplied by 1.40.

          With respect to each Participant, for Years of Service ending prior to January 1, 1983, the amount taken into account in the denominator of the defined contribution plan fraction, as set forth above, may, at the election of the Plan Administrator, be an amount equal to the denominator of the defined contribution plan fraction for the Plan Year ending in 1982, as determined under the law immediately prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982, multiplied by the transition fraction described in Code Section 415(e)(6).

     (e) Allocation Limitation- More Than One Defined Contribution Plan.

          If the Employer contributes to more than one (1) defined contribution plan and as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant's Compensation or other limited facts and circumstances which the Internal Revenue Service finds to be applicable, an amount which would otherwise be allocated would result in the Annual Addition limitation being exceeded with respect to any Participant, the excess amount shall be eliminated as follows:

               (i) Any nondeductible Employee voluntary contributions under any other defined contribution plan, to the extent they would reduce the excess amount will be returned to the Participant.

               (ii) Any unmatched Employee salary deferrals under a cash or deferred arrangement within the meaning of Code Section 401(k), to the extent they would reduce the excess amount will be returned to the Participant. To the extent necessary to further reduce the excess amount, all salary deferrals under a cash or deferred arrangement within the meaning of Code Section 401(k), whether or not there was a corresponding matching contribution, will be returned to the Participant.

               (iii) If the sum of the Annual Additions to a Participant's Accounts, in all plans, considered as one (1), would exceed said limitations, and in the event that the return to a Participant of the Participant's contributions under the preceding paragraphs should still fail to alleviate such excess amount, then the amount of such excess shall be reallocated in the profit sharing plan of the Employer then in the defined contribution pension plan (or if more than one (1) defined contribution pension plan, in the order selected by the Employer).

          The otherwise permissible Annual Additions for any Participant under this Plan may also be further reduced to the extent necessary as determined by the Employer, to prevent disqualification of benefits payable to Participants who also may be participating in another tax-qualified pension, profit sharing, savings or stock bonus plan of the Employer. The Employer shall advise affected Participants of any additional limitations on their Annual Additions required by the foregoing.

          Any excess amounts attributed to this Plan shall be returned to the Employer or be held in a Code Section 415 limitation suspense Account.

5.5 Designation of Beneficiary.

Each Participant may designate from time to time in writing one or more Beneficiaries, who will receive the Participant's vested Accrued Benefit in the event of the Participant's death. If the Participant dies without having made a Beneficiary designation, the Trustees shall distribute such benefits in the following order of priority to the deceased Participant's:

          (a)  Spouse,

          (b)  Lineal descendants,

          (c)  Parents, or

          (d)  Estate.

However, in the event of the death of a married Participant, the surviving spouse must be the sole Beneficiary unless the surviving spouse has consented in writing to a different election, has acknowledged the effect of such election, and the consent and acknowledgment are witnessed by a member of the Administrative Committee or a notary public. The consent of spouse shall not be necessary if it is established to the satisfaction of the Administrative Committee that there is no spouse, the spouse cannot reasonably be located, or for such other reasons as the regulations may prescribe. The consent of a spouse as reason for not requiring such consent shall be applicable only to that spouse. If the spouse of a Participant becomes locatable or if a Participant remarries, it shall be the duty of the Participant to bring that fact to the attention of the Administrative Committee. If the Participant so notifies the Administrative Committee, the Administrative Committee shall then, if applicable, proceed to make available to such spouse the consent of spouse procedures described in this Section.

5.6 Participant Voting and Exercise of Stock Rights.

          (a) Each Participant shall be entitled to direct the Trustees as to the manner in which any Qualifying Employer Securities which are a registration-type class of securities (as defined in Code Section 409(e)(4) which are allocated to the Employer Account of the Participant are to be voted and as to the manner in which other rights with respect to such Qualifying Employer Securities are to be exercised. With respect to any class of Qualifying Employer Securities which is not a registration-type class of securities (as defined in Code Section 409(e)(4)), a Participant shall be entitled to direct the Trustees as to the manner in which voting rights will be exercised with respect to any corporate matter which involves the voting of such shares allocated to the Participant's account with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transactions as may be prescribed in Treasury regulations.

          (b) The Trustees shall notify Participants at least thirty (30) days (or a lesser period if thirty (30) days if impossible or impractical) prior to the voting or other exercise of rights referred to in paragraph (a) of this section. The notice shall include all proxy solicitations and other materials distributed to other shareholders holding any of the shares of stock described in this Plan as Qualifying Employer Securities.

          (c) The Trustees shall vote any shares and exercise any other rights with respect to applicable Qualifying Employer Securities in the manner instructed by the Participant. The Trustees shall vote any shares and exercise any other rights with respect to Qualifying Employer Securities as to which it receives no such instructions (either because the Participant does not timely give such instructions, or because the shares have not yet been allocated to the Employer Accounts, or if because the Trustees are not required to be directed) as the Trustees in their sole discretion, but acting in a fiduciary capacity, deems in the best interests of the Participants and their Beneficiaries.

                              ARTICLE VI - VESTING

6.1 Employer Account Vesting on Death, Retirement, or Total Permanent
    Disability.

If a Participant's employment is terminated for death, on or after Normal Retirement Age, or due to Total and Permanent Disability, one hundred percent (100%) of the Accrued Benefit in his Employer Account, shall vest in the Participant (or in his Beneficiary, as the case may be) and shall be distributed or set aside in accordance with the provisions of Article VII.

6.2 Employer Account Vesting on Termination.

If a Participant's employment is terminated except for death, Total and Permanent Disability, or on or after Normal Retirement Age the following percentages of the Accrued Benefit in the Employer Account of the Participant shall vest in the Participant and shall be distributed to or set aside for him in accordance with the provisions of Article VII:

                Years of Service             Vested Percentage
                ----------------             -----------------
                   Less than 3                        0%
                       3                             40%
                       4                             70%
                       5                            100%

The Accrued Benefit of a Participant which is not vested as above provided shall be retained by the Trustees for allocation as a Forfeiture, in accordance with the provisions of Manner of Allocation section above, Suspense Account for Terminated Participants and Unable to Locate Participant or Beneficiary sections below.

6.3 Restoration of Forfeitures.

If a Participant is less than one hundred percent (100%) vested and he receives a distribution from the Plan and forfeits part of his Accrued Benefit, and then, if the Participant resumes employment with the Employer before the occurrence of five (5) consecutive One Year Breaks in Service, until such time as there is a fifth (5th) consecutive One Year Break in Service, the Participant's vested portion of the balance in his account at any time shall be equal to an amount ("X") determined by the formula X = P(AB + D) - D, where "P" is the vested percentage of the Participant at such time, "AB" is the balance in the Participant's account at such time and "D" is the amount distributed as a severance of employment benefit and not previously repaid by the Participant.

Notwithstanding the preceding paragraph, if the Participant returns to employment prior to the time he incurs five (5) consecutive One Year Breaks in Service, he shall have the right to repay to the Plan the full amount of the benefits previously distributed to him, provided that such repayment is made prior to the earlier of:

          (i) Five (5) years after the first date on which the Participant is reemployed, or

          (ii) The date the Participant incurs five (5) consecutive One Year Breaks in Service following the date of the previous distribution.

If an Employee is deemed to receive a distribution pursuant to the Time of Distribution section below), and the Participant resumes employment covered under the Plan before the date the Employee incurs five (5) consecutive One Year Breaks in Service, upon the reemployment of such Employee, the balance of the Employer Account of the Employee will be restored to the amount on the date of such deemed distribution.

If the  Participant's  forfeited  accrued  benefit is restored  pursuant to this
Section 6.3, the restoration shall be made first out of Forfeitures, if any, and then by additional Employer contributions.

                     ARTICLE VII - DISTRIBUTION OF BENEFITS

7.1 Method of Distribution of Accounts.

          (a) If a Participant's vested Accrued Benefit at the Termination Date does not exceed Five Thousand Dollars ($5,000), the entire amount of such vested Accrued Benefit shall be distributed in the form of an involuntary Cash-Out. For all Accrued Benefits that exceed Five Thousand Dollars ($5,000), the Participant shall elect to receive his distribution in one of the following forms: (a) a voluntary Cash-Out, or (b) an installment distribution consisting of approximately equal annual installments (subject to the limitations of Time of Distribution section) over a term certain.

          (b) The Participant shall elect to receive his distribution of benefits in the form of: (a) Cash, or (b) Qualifying Employer Securities except to the extent that the Participant's Employer Account consists of cash or fractional shares of Qualifying Employer Securities or other assets, the Fair Market Value of which shall be distributed in cash.

          (c) Distributions shall be made by the Trustee(s) according to the directions of the Committee. The Committee shall have the authority to direct the distributions according to the terms and conditions of the Plan. A Participant or Beneficiary shall have the right to file a claim for benefits in accordance with the Plan. Distributions shall be made in cash, in kind, or in a combination of both. All methods of distribution to a Participant or Beneficiary shall be of equal value as of the date payments are to commence.

          (d) The  Company  retains the power and  discretion,  pursuant to Code
     Section 411(d)(6)(c), to amend the distribution forms and options in a nondiscriminatory fashion.

7.2 Time of Distribution.

          (a) After the Participant has attained the Normal Retirement Age, has died, or has terminated his employment due to Total and Permanent Disability, then the first installment or Cash-Out, as the case may be, will be made as soon as administratively feasible after the end of the Plan Year in which the Participant completes a One Year Break in Service. If the Participant is zero percent (0%) vested in his Accrued Benefit, his account balance will be deemed to have been distributed to him in the form of a Cash-Out. However, in all events such distributions shall begin no later than sixty (60) days after the end of the Plan Year in which occurs the latest of the following:

               (i) The date on which the Participant attains the Normal Retirement Age;

               (ii) The tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan;

               (iii) The Termination Date.

          (b) Distribution to a Participant who terminates other than due to death, Retirement or Disability, shall commence as soon as administratively feasible after the end of the Plan Year in which the Participant completes a One Year Break in Service.

          (c) Distributions shall commence no later than:

               (i) April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70-1 /
               2); or

               (ii) In the case of a Participant other than a Participant who is a five percent (5%) owner with respect to the Plan Year ending in the calendar year in which the Participant attains age seventy and one-half (70-1/2), April 1 of the calendar year following the calendar year in which the Participant retires.

          (d) If distributions are made in installments rather than a Cash-Out, then (i) the installments must be over a period of ten (10) years or less or (ii) the amount of the installment to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire interest by the life expectancy of the Participant or the joint and last survivor expectancy of the Participant and his designated Beneficiary. Life expectancy and joint and last survivor expectancy are computed by the use of the return multiples contained in Treasury Regulations Section 1.72-9, or, in the case of payments under a contract issued by an insurance company, by use of the life expectancy tables of the insurance company. For purposes of this computation, a Participant's life expectancy may be recalculated no more frequently than annually, but the life expectancy of a nonspouse Beneficiary may not be recalculated. If the Participant's spouse is not the designated Beneficiary, the method of distribution selected must assure that at least fifty percent (50%) of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

          (e) If the Participant elects to receive his distribution in Cash, the Trustees will sell the Qualifying Employer Securities allocated to the Participant's account and to which the Participant would be entitled to a distribution and distribute the cash proceeds of such sale to the Participant. If such Qualifying Employer Securities are not sold within a time which would allow the cash distribution to take place as required by this Time of Distribution section, the Participant will have the right to change his or her distribution election to receive Qualifying Employer Securities or defer the distribution until such time as the Trustees complete the sale of such Qualifying Employer Securities or otherwise have sufficient cash to make the distribution.

          (f) If the Participant dies after distributions to him have begun but before his entire Accrued Benefit has been distributed to him, the remaining portion of his Accrued Benefit shall be distributed from the Plan at least as rapidly as under the method of distribution previously established for him, if such method is irrevocable at the time of his death.

          (g) If the Participant dies before distribution of hisinterest commences, then distributions of the Participant's remaining Accrued Benefit must be completed by the end of the fifth (5th) calendar year following the year of his death. However, installment distributions to a designated Beneficiary which begin not later than the end of the calendar year following the death of the Participant shall be treated as complying with this five (5) year distribution requirement (even though the installment payments are not completed within five (5) years of the Participant's death) if the distributions are made at a rate which is not longer than that calculated (in the manner described in paragraph (c) of this Section) to provide payment of all the Participant's Accrued Benefit during the anticipated life expectancy of the designated Beneficiary. Provided that if the designated Beneficiary is the surviving spouse of the deceased Participant, the distributions can begin as long after the Participant's death as the date on which the deceased Participant would have attained the age of seventy and one-half (70-1/2); if the surviving spouse dies before distributions to the surviving spouse have begun, the Plan may make distributions at such times as described in this Section as it would have if the surviving spouse had been a deceased Participant.

          (h) For purposes of this section, any amount paid to a child of a Participant will be treated as if it had been paid to the surviving spouse of the Participant if such remaining amount becomes payable to the surviving spouse when the child reaches the age of majority.

7.3 Segregation if Installment Distribution.

The Administrative Committee may determine that the Employer Account of a Participant who is no longer an Employee shall be segregated and set aside, in which event the Administrative Committee shall direct the Trustees to segregate the vested portion (as defined in Article VI) of the entire balance of the Participant's Employer Account and to deposit such portion in a separate interest bearing account at a bank or savings and loan association, and said account shall cease to participate in the income or net loss or appreciation or depreciation of the Trust Fund, as of the beginning of the Plan Year in which such segregation occurs, and instead will be credited with the full amount of interest earned thereon.

7.4 Non-segrggation if Installment Distribution.

In the event the Administrative Committee does not segregate (as provided in Section Segregation if Installment Distribution above) the Employer Account of a Participant, said account shall continue to be treated, without interruption, in the same manner as when the Participant was an Employee, in which case the installment distributions shall be adjusted upward or downward to reflect appreciation or depreciation, or income or loss in the account balance.

7.5 Distribution After Death of Participant.

In the event of the death of a Participant after installment payments have begun, but prior to completion of such payments, the full amount of such unpaid benefits shall continue to be paid in the form of the previously established installments except that the Beneficiary may request that the remaining Accrued Benefit be paid in a lump sum.

In the event of the death of the Participant prior to the start of any payments of his Accrued Benefit, distributions shall be made in the form and at the time or times selected by the Beneficiary pursuant to Sections 7.1 and 7.2.

7.6 Distribution After Death of Beneficiary.

In the event of the death of a Beneficiary (or a contingent Beneficiary, if applicable) prior to the completion of payment of benefits due the Beneficiary from the Plan, the full amount of such unpaid benefits shall at once vest in and become the property of the estate of said Beneficiary. In determining the amount of such unpaid benefits, no adjustment shall be made by reason of any net income, or net loss. of the Trust, or any net appreciation or net depreciation by the Trust's assets subsequent to the beginning of the Plan Year in which such final distribution occurs.

7.7 Rollover Contributions and Distributions.

Rollovers from other qualified plans into the Plan will not be permitted.

The Administrative Committee may, in its sole discretion, but only with the prior written consent of the Participant, transfer part or all of the funds credited to his Employer Account to a retirement plan, as described in Code
Section 401(a) or Section 403(a) as to which the individual is a Participant at the time of such distribution.

The Committee shall provide to each Participant, Beneficiary or Alternate Payee who receives an eligible rollover distribution (as defined in Code Section 402(f), at the time such distribution is made, a written explanation of the:

          (a) Provisions under which the distribution will not be subject to tax if timely transferred to an eligible retirement plan; and, if applicable,

          (b)  Provisions  regarding  the  availability  of  capital  gains  and
     ten-year   averaging  or   five-year   averaging   tax   treatment  of  the
     distribution.

For distributions made on or after January 1, 1993, notwithstanding any provisions of the Plan to the contrary that would otherwise limit a distributee's election under this Subsection, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

          (a) An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not Includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Qualifying Employer Securities).

          (b) An eligible  retirement plan is an individual  retirement  account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          (c) A distributee includes a Participant or former Participant. In addition, the Participant's surviving spouse, and the Participant's or former Participant's spouse or former spouse who is an Alternate Payee under a Qualified Domestic Relations Order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

          (d) A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

7.8 Suspense Account for Terminated Participants.

If a Participant has terminated his employment but his Employer Account is not one hundred percent (100%) vested and he has not had a One Year Break in Service subsequent to his termination, all funds in his Employer Account shall be held in suspense until the happening of the soonest of the following: (i) the Participant returning to employment with the Employer, or (ii) the occurrence of a One Year Break in Service with respect to the Participant, or (iii) the Participant attaining Normal Retirement Age, or (iv) the Participant receives a Cash Out. At such time the Participant's Employer Account shall cease to be held in suspense. If a Participant has returned to employment prior to incurring a One Year Break in Service, his Employer Account which has been held in suspense shall be restored to his credit, less any Cash-Out which is not repaid in accordance with Section 7.10. If a One Year Break in Service occurs, the non-vested portion of the Employer Account held in suspense will be forfeited and reallocated in accordance with the Manner of Allocation section above for the Plan Year in which such Forfeiture occurs; the vested portion shall be distributed in accordance with the provisions of Article VII. In the case of a Participant attaining Normal Retirement Age while his Employer Account is being held in suspense, the entire vested amount will be distributed and the non-vested portion shall be forfeited in accordance with the provisions of this
Article VII.

Such account shall share in any appreciation, depreciation, or net income or loss as if it were not in suspense, except that an account which is in suspense shall have no Forfeitures allocated to it for a Plan Year in which the Employee does not have a Year of Service for Accrual of Benefits.

Notwithstanding anything contained in this Suspense Account for Terminated Participants section to the contrary, upon the payment of a Participant's vested Accrued Benefit through a Cash-Out, the non-vested portion of such Participant's Accrued Benefit shall be forfeited and shall be reallocated for the Plan Year in which a One Year Break in Service occurs in accordance with the Manner of Allocation section above.

7.9 Unable to Locate Participant or Beneficiary.

If the Participant or Beneficiary to whom benefits are to be distributed cannot be located, and reasonable efforts have been made to locate the Participant or Beneficiary, including the sending of notification by certified or registered mail to his last known address, the Administrative Committee may direct the Trustees to take any of the following actions:

          (i) Distribute the benefits in question to an interest bearing savings account established in the name of the Participant or Beneficiary; or, if the benefits are payable to a Participant (as reasonably determined by the Administrative Committee) the Administrative Committee may instruct the Trustees to distribute the funds to the Participant by placing them in a savings account in the Participant's name or by purchasing U.S. Savings Bonds in the Participant's name and holding them for the Participant;

          (ii) If the Administrative Committee has taken the reasonable efforts, as described in the preceding sentence, to locate the Participant, the Administrative Committee may allocate the Participant's Accrued Benefits to a segregated account in the manner described in Section 7.3, as if an installment distribution were being made; however, such funds shall be held in the segregated account for distribution to the Participant when located;

          (iii) The Participant's Accrued Benefits may be forfeited and reallocated pursuant to the Manner of Allocation section above; if the Participant subsequently returns, such Forfeiture shall be restored pursuant to Section 6.5 and the restoration shall be made first out of Forfeitures, if any, and then by additional Employer contributions.

7.10 Repayment of Cash-Out.

If a Participant receives a Cash-Out distribution from the Plan as a result of ceasing to be an Employee, and is less than one hundred percent (100%) vested in his Accrued Benefit at such time, Participant shall have the right to repay to the Plan the Cash-Out distribution received from the Plan, prior to the sooner of (i) five (5) years from the individual again becoming an Employee, or the completion of five (5) consecutive One Year Breaks in Service following the date of distribution of the Cash-Out to the Participant. If the Participant makes such payment within the time specified in the preceding sentence, any non-vested portion of his Cash-Out distribution which was forfeited pursuant to Section 7.8 will be restored to his credit. The permissible sources of restoration of the forfeited portion of a Cash-Out distribution are: income or gains from Plan investments, Forfeitures and Employer contribution. However, except with respect to the forfeited portion of a Cash-Out distribution, only amounts held in suspense pursuant to Section 7.8 shall be used to satisfy such restoration.

7.11 Options of Participants to Sell Stock.

          (a) If the Qualifying Employer Securities are not readily tradable on an established securities market, and if the Employer is not a bank or financial institution prohibited by applicable federal or local law from redeeming its stock, a Participant or Beneficiary shall have the option to sell to the Employer all Qualifying Employer Securities which have been distributed to Participant or Beneficiary, at a price determined pursuant to a fair valuation formula which is calculated to provide the fair market value of such securities as of the valuation date immediately preceding the date of the exercise of this "put" option, during the sixty (60) day period immediately following the date on which Qualifying Employer Securities are distributed and for a sixty (60) day period beginning on the later of:

          (i) the first day of the Plan Year immediately following the distribution of Qualifying Employer Securities to the Participant; or

          (ii) the first day following the expiration of the first sixty (60) day option period.

          (b) The put option required by Section 7.11(a) shall provide that if a Participant or Beneficiary exercises the put option, the Employer, (or the Plan, if the Plan so elects), shall repurchase the Qualifying Employer Securities in one of the following methods:

          (i) Payment of the fair market value of the Qualifying Employer Securities, determined as of the valuation date immediately preceding the date of the exercise of the put option, may be made in substantially equal payments not less frequently than annually, over a period not exceeding five years. The first installment shall be paid not later than thirty (30) days after the Participant exercises the put option. The Employer will pay a reasonable rate of interest and provide adequate security on amounts not paid after thirty (30) days.

          (ii) The Employer may pay the Participant or Beneficiary an amount equal to the fair market value, determined as of the valuation date immediately preceding the date of the exercise of the put option, of the Qualifying Employer Securities repurchased no later than thirty
          (30) days after the date the put option is exercised.

          (c)  The  Trust   shall  have  the   option,   but  in  no  event  the
     responsibility, to assume the rights and obligations of the Employer at the time the put option required by Section 7.11 (a) is exercised.

7.12 Right of First Refusal.

All shares of Qualifying Employer Securities distributed by the Trustee, except those which are publicly traded, shall be subject to a "right of first refusal." Such right shall provide that, prior to any subsequent transfer, the shares must first be offered by written offer to the Employer, unless the Employer is a bank or financial institution prohibited from redeeming its stock by applicable federal or local law, and Trust in any order of priority. In the event that the proposed transfer constitutes a gift or such other transfer at less than fair market value, the Plan Administrator shall so advise the Trustees and the price per share shall be determined by the Trustee under the Fair Market Value definition in Article II as of the last day of the Plan Year, or in the case of a transaction between the Plan and a disqualified person as defined in Code
Section 4975(e)(2), as of the date of the transaction. In the event of a proposed purchase by a prospective bona fide purchaser, the offer to the Trust shall be at the greater of fair market value, as determined above by the Trustees or at the price offered by the prospective bona fide purchaser. The Employer or Trust, as the case may be, may accept the offer at any time during a period not exceeding fourteen (14) days after the security holder gives written notice to the Trustees that an offer by a third party to purchase the Qualifying Employer Securities has been received or that a transfer of any sort is to occur.

7.13 Distribution of Dividends.

On or before the thirtieth (30th) day after the close of each Plan Year the Administrative Committee shall direct the Trustees as to whether any or all of the cash dividends received on any Qualifying Employer Securities, if any, owned by the Plan shall be:(i) retained by the Plan and allocated pursuant to the Valuation of Assets and Allocation of Changes section; (ii) distributed to each Participant; or (iii) used to make payments on an Exempt Loan. In the event the Administrative Committee elects to cause the cash dividends to be distributed to Participants, each Participant shall receive, no later than ninety (90) days after the close of the Plan Year in which the dividend is paid, the pro rata share, computed in accordance with the provisions of Section 5.3, of such cash dividend (excluding earnings thereon).

7.14 Diversification of Investments.

          (a) Notwithstanding Sections 5.01 and Article VIII, each Qualified Participant shall be permitted to direct the Plan as to the investment of twenty-five percent (25%) of the value of the Participant's account balance attributable-to Qualifying Employer Securities which were acquired by the Plan after December 31, 1986, within ninety (90) days after the last day of each Plan Year during the Participant's Qualified Election Period. Within ninety (90) days after the close of the last Plan Year in the Participant's Qualified Election Period, a Qualified Participant may direct the Plan as to the investment of fifty percent (50%) of the value of such account balance.

          (b) The Participant's direction shall be provided to the Administrative Committee in writing; shall be effective no later than one hundred eighty (180) days after the close of the Plan Year to which the direction applies; and shall specify which, if any, of the options set forth in Section 7.14(c) the Participant selects.

          (c) At the election of the Qualified Participant, the Plan shall distribute in cash or stock the portion of the Participant's account that is covered by the election within ninety (90) days after the last day of the period during which the election can be made. This Section shall apply notwithstanding any other provision of the Plan other than such provisions as require the consent of the Participant and the Participant's spouse.

          (d) In lieu of distribution under this Section, the Qualified Participant who has the right to receive a distribution may direct the Plan to transfer the portion of the Participant's account that is covered by the election to another qualified plan of the Employer which accepts such transfers, provided that such Plan permits Employee-directed investment and does not invest in Qualifying Employer Securities to a substantial degree. Such transfer shall be made no later than ninety (90) days after the last day of the period during which the election can be made.

7.15 Qualified Domestic Relations Orders.

Notwithstanding any other provisions of Article VII, any Accrued Benefit of a Participant may be apportioned between the Participant and the alternate payee (as defined in Code Section 414(p)(8)) either through separate accounts or by providing the alternate payee a percentage of the Participant's account. The Committee may direct distributions to an alternate payee pursuant to a Qualified Domestic Relations Order as defined in Code Section 414(p)(1)(A) prior to the date on which the Participant attains the earliest Retirement Age, provided that the Committee has properly notified the affected Participant and each alternate payee of the order and has determined that the order is a Qualified Domestic Relations Order as defined in Code Section 414(p)(1)(A). The alternate payee shall be paid a separate account or a percentage of the Participant's account, computed as of the valuation date described in the Valuation of Assets and
Allocations of Changes section of the Plan, in a lump sum payment notwithstanding the value of such lump sum payment unless the domestic relations order specifies a different manner of payment permitted by the Plan. The alternate payee shall not be required to consent to such lump sum payment. The Committee shall adopt reasonable procedures to determine the qualified status of Qualified Domestic Relations Orders and to administer the distributions thereunder. In no event will a Qualified Domestic Relations Order which provides that a former spouse is to be treated as the current spouse of a Participant be considered a Qualified Domestic Relations Order under this Plan, notwithstanding that such Qualified Domestic Relations Order is a Qualified Domestic Relations Order as defined in Code Section 414(p)(1)(A).

                 ARTICLE VIII - DUTIES AND AUTHORITY OF TRUSTEE

8.1 Receive Payments.

The Trustees shall receive from the Employer the payments made by it on account of its contributions under the Plan but the Trustees shall have no duty to compute any amount due from the Employer or to collect the same.

8.2 Evaluate Assets.

The Trustees shall evaluate the assets of the Trust Fund as of the dose of the last day of each Plan Year at their Fair Market Value and the Administrative Committee or its agent will allocate the sums contributed by the Employer plus the net income or minus the net loss of the Trust Fund and plus the net appreciation or minus the net depredation in the Trust assets to separate bookkeeping accounts in the names of the respective Participants under the Plan in accordance with the provisions of the Fair market Value definition in Article II and Valuation of Assets and Allocations of Changes sections of the Plan.

8.3 Segregation of Accounts.

When directed in writing by the Administrative Committee, the Trustees shall segregate the accounts of terminated Participants in accordance with the provisions of Section 7.3, and make payments out of the Trust Fund from time to time to the Participants or their Beneficiaries, such payments to be made in the manner and in the amounts as may be specified in the written instructions of the Administrative Committee.

8.4 Tax Returns and Reports.

If the Trustees are a corporate fiduciary, then such Trustees shall prepare or cause to have prepared and filed, all tax returns, reports, and related documents, except as otherwise specifically provided in this Plan or unless the Administrative Committee, in writing, relieves the Trustees of such obligation, in part or entirely, in which case the Administrative Committee, or the person or persons it designates, shall be responsible for filing the tax returns, reports, and related filings, as provided by the Administrative Committee. The Trustees shall be entitled to rely on the accuracy of any written statement from the Administrative Committee or from an officer of the Employer as to those matters provided i n Article IX.

8.5 Powers.

The Trustees are authorized and empowered to:

          (a) Invest and reinvest the Trust Fund, without distinction between principal and income, in Qualifying Employer Securities, bank accounts, certificates of deposit, Common Stocks, preferred stocks, bonds, notes, debentures, mortgages, U.S. retirement plan bonds, and in other property, real or personal, so long as the incidents of ownership of such property are within the jurisdiction of the United States, and so long as such investments do not violate applicable law;

          (b) Purchase and hold Qualifying Employer Securities in a value up to one hundred percent (100%) of the total value of the Trust Fund, and borrow funds and pledge as collateral therefor the Qualifying Employer Securities so acquired; the Trustees shall have the duty to invest primarily in Qualifying Employer Securities;

          (c) Purchase, sell, exchange, convey, transfer, or otherwise realize the value of any property held by it, specifically including the purchase and sale of Qualifying Employer Securities from or to the Employer or a disqualified person (as defined in Code Section 4975(e)(2)) or a party in interest (as defined in ERISA Section 3(14)) if such purchase or sale is for adequate consideration and no commission is charged with respect thereto;

          (d) Convert any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any warrants, conversion privileges, subscription rights, or other options and to make any payment incidental thereto; to consent to or otherwise participate in corporate reorganizations or other changes affecting corporate securities and to delegate discretionary powers to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other properties held in the Trust Fund;

          (e) Make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any other instruments that may be necessary or appropriate to carry out the powers herein granted;

          (f) Register any investments held in the Trust Fund in its own name or in the name of a nominee or nominees and to hold any investment in bearer form, but the books and records of the Trustees shall at all times show that all such investments are part of the Trust Fund;

          (g) Invest all or a part of the Trust Fund in deposits which bear a reasonable rate of interest in a bank or similar financial institution, even though such institution is a Trustee or other fiduciary, as defined in Code Section 4975(e)(3);

          (h) Invest in a common or collective trust fund or pooled investment fund maintained by a bank or trust company or a pooled investment fund of an insurance company qualified to do business in a State even though such bank, trust company or insurance company is a disqualified person, as defined in Code Section 4975(e)(2);

          (i) Take whatever actions are necessary to ensure that Qualifying Employer Securities consisting of stock are distributed in the manner prescribed in Section 7.1; such actions may include, but are not limited to, purchasing or exchanging such stock from the Trust, even though it has already been allocated to the Employer Accounts of Participants and purchasing or exchanging such stock as described in subparagraph (c) of this Section;

          (j) Purchase Qualifying Employer Securities from persons, including "disqualified persons" as that term is defined in Code Section 4975(e)(2), so long as the purchase price does not exceed the Fair Market Value of such securities and so long as the terms of the purchase are fair and reasonable;

          (k) Perform all such acts, although not specifically mentioned herein, as the Trustees may deem necessary to administer the Trust Fund and to carry out the purpose of the Trust; and

          (1) Borrow, or loan, except as prohibited by Code Section 4975(c) without reference to Code Section 4975(d), sums as the Trustees deems desirable, and for that purpose, to mortgage or pledge all or part of the Trust Fund; and borrow from "disqualified persons" (as that term is defined in Code Section 4975(e)(2)) in such amounts as permitted by Section 8.11, for the purpose of purchasing Qualifying Employer Securities.

8.6 Expenses.

All brokerage costs, transfer taxes and similar expenses incurred in connection with the investment and reinvestment of the Trust Fund and all taxes of any kind whatsoever which may be levied or assessed under existing or future laws upon or in respect of the Trust Fund, and any interest which may be payable on money borrowed by the Trustees for the purpose of the Trust (however, such funds may not be borrowed for the purpose of purchasing Qualifying Employer Securities), shall be paid from the Trust Fund, and, until paid, shall constitute a charge upon the Trust Fund. All other administrative expenses incurred by the Trustees in the performance of its duties, including such compensation to the Trustees as may be agreed upon from time to time between the Employer and the Trustees (in accordance with the Trustees' standard schedule of fees in effect from time to time during the time it administers this Trust, if applicable) and all proper charges and disbursements of the Trustees, shall be paid by the Employer, but until paid shall constitute a charge upon the Trust Fund. If the Employer advises the Trustees in writing of its determination to make no further contribution to this Trust, the expenses of the Trustees shall thereafter be charged against and paid out of the Trust Fund and a lien for the payment thereof shall be impressed upon the assets of the Trust to be charged proportionately against the amount standing to the credit of each Participant. However, no person who is a disqualified person (as defined in Code Section 4975(e)(2)) and who received full-time pay from the Employer, may receive compensation from the Trust, except for reimbursement of expenses properly and actually incurred.

The Trustees may inspect the records of the Employer whenever such inspection may be reasonably necessary in order to determine any fact pertinent to the performance of its duties as the Trustees. The Trustees, however, shall not be required to make such inspection, but may, in good faith, rely on any statement of the Employer or any of its officers.

8.7 Litigation.

The Trustees shall not be required to participate in any litigation either for the collection of moneys or other property due the Trust Fund, or in defense of any claim against the Trust Fund unless the Trustees shall have been indemnified to its satisfaction against all expenses and liability to which the Trustees might become subject.

8.8 Written Instructions.

When any act of the Trustees is based upon instructions of the Employer or the Administrative Committee, the Trustees may rely upon instructions in writing, signed by an officer of the Employer, or upon written instructions from the Administrative Committee, as appropriate.

8.9 Appointment of Investment Manager.

The Trustees, with the written concurrence of the Administrative Committee, may appoint an Investment Manager (as defined in ERISA Section 3(38)), who shall have responsibility for investment of the Trust Fund. The Investment Manager shall have the investment powers granted the Trustees in Section 8.5 except to the extent the Investment Manager's powers are specifically limited by an agreement between the Trustee and Investment Manager.

8.10 Removal and Resignation of the Trustee.

The Employer may at any time remove any Trustee acting hereunder or appoint a corporation and/or an individual or individuals to be successor Trustee hereunder in the place of any removed or resigning Trustee. Any Trustee may at any time resign by giving written notice to the Employer, which resignation shall take effect on the date therein specified and which shall not be less than thirty (30) days from the date of notice unless the Employer shall agree to an earlier date.

8.11 Loans from Disqualified Persons.

The Trustees shall have the power to borrow funds either in the form of cash, a purchase money transaction, or the assumption of an obligation, from "disqualified persons" (as that term is defined in Code Section 4975(e)(2)), or guaranteed by disqualified persons, for the purpose of purchasing Qualifying Employer Securities or to repay amounts which were borrowed for the purpose of purchasing such securities, only if the following conditions are met:

          (a) Such loan must provide for periodic payments over a definitely ascertainable term;

          (b) The only assets given as collateral for such loan may be, in the case of a loan to purchase Qualifying Employer Securities, those Qualifying Employer Securities purchased with the proceeds of the loan, and in the case of a loan to refinance a prior loan used to acquire Qualifying Employer Securities, the Qualifying Employer Securities acquired with such prior loan;

          (c) The only Plan assets available upon default to persons who loaned funds or who are entitled to payments under a loan from a disqualified person are:

               (i) Qualifying  Employer  Securities  given pursuant to paragraph
               (b) above;

               (ii) Contributions made to the Plan, other than contributions of Qualifying Employer Securities, that are made for the purpose of meeting the Plan's obligations under the loan; and

               (iii) Earnings attributable to amounts described in (i) and (ii) of this sentence;

          (d) Amounts paid during a Plan Year in repayment of such loan may not exceed amounts contributed (during the current and prior Plan Years) to the Plan for the purpose of meeting the Plan's obligations under the loan, less total prior payments on the loan;

          (e) Amounts contributed to the Plan for the purpose of meeting loan obligations shall, prior to making payments under such loan, be segregated from the other amounts held by the Plan and all earnings thereon shall be allocated to such segregated account;

          (f) Upon default, Plan assets shall be transferred to the lender, in an amount which is necessary to make payments which are currently due under the payment schedule of the loan, without acceleration of future amounts due thereon;

          (g) Interest charged under the loan must be reasonable after considering all relevant factors such as the loan's amount and duration, the amount of security provided the lender (including any guarantee), the credit standing of the Plan and prevailing interest rates;

          (h) Qualifying Employer Securities which are pledged as collateral for such loan must be released from encumbrance at the end of each Plan Year in an amount equal to the number of currently encumbered securities multiplied by a fraction, the numerator of which is the total payment of principal and interest made during the Plan Year, and the denominator of which is the total payment of principal and interest made during the Plan Year plus the total payment of principal and interest due under the loan for all future Plan Years. (If the interest rate under the loan is variable the above calculation must be made using the interest rate which is applicable as of the end of the Plan Year in which such calculation is made.) Securities of different classes must be released from encumbrance in equal percentages;

          (i) All Qualifying Employer Securities acquired with the proceeds of a loan from a "disqualified person", whether they are pledged as collateral for such loan or not, shall be held in suspense in the Unallocated Stock Account and shall be removed from such account and be allocated to the Employer Accounts of Participants at the end of each Plan Year to the extent paragraph (h) of this Section 8.11 provides for the release of encumbered securities. Income earned from securities held in suspense shall be deemed to be the income of the Plan and shall not be held in suspense unless such income has been pledged as collateral for the loan. Should a portion of a Participant's Employer Account be forfeited, Qualifying Employer Securities held in suspense for such Participant pursuant to this paragraph may only be forfeited after all other assets in the Participant's Employer Account are forfeited.

               ARTICLE IX - DUTIES AND AUTHORITY OF ADMINISTRATIVE
                                    COMMITTEE

9.1 Appointment.

This Plan shall be administered by the Administrative Committee as Plan Administrator. The Board of Directors of the Employer shall appoint the
Administrative Committee, which shall consist of at least two (2) persons who shall signify in writing their acceptance of such appointment. Any member of the Administrative Committee may resign upon giving written notice to the board of directors of the Employer. Each appointee shall hold office at the pleasure of the Board Of Directors. Vacancies arising in the Administrative Committee from death, resignation, removal or otherwise, shall be filled by the Board Of Directors, but the Administrative Committee may act notwithstanding the existence of vacancies so long as there is at least one member of the Administrative Committee who is a director.

At any time the Board Of Directors of the Employer may adopt a resolution abolishing the Administrative Committee and reserving all of the duties of the Administrative Committee to the Board of Directors. Such resolution shall be effective as soon as it is communicated in writing to both the Administrative Committee and Trustees, or at any such subsequent effective date as is provided in the resolution. Whenever such a resolution is effective as to the Plan or in the event an Administrative Committee is not appointed, the term Plan Administrator or Board of Directors shall be deemed to replace the term "Administrative Committee." Such a resolution may be rescinded by the board of directors and shall be effective as soon as it is communicated in writing to the Trustees, or shall be effective at such later date as is provided in the resolution.

9.2 No Discrimination.

The Administrative Committee shall not take any action nor direct the Trustees to take any action that would result in benefiting one Participant or group of Participants at the expense of another, or discriminating between Participants similarly situated, or applying different rules to substantially similar sets of facts.

9.3 Majority Action.

The Administrative Committee shall act by a majority (or by all members if there be only one or two members) of the number of members constituting the Administrative Committee at the time of such action, and such action may be taken either by vote at a meeting or in writing without a meeting.

9.4 Powers.

Except as otherwise provided in the Plan, the Administrative Committee shall have control of the administration of the Plan, with all powers necessary to enable it to carry out its duties in that respect. Not in limitation, but in amplification of the foregoing, the Administrative Committee shall have power to interpret or construe the Plan and to determine all questions that may arise hereunder as to the status and rights of Participants and others hereunder. The Administrative Committee may inspect the records of the Employer or Trustees whenever such inspection may be reasonably necessary in order to determine any fact pertinent to the performance of the duties of the Administrative Committee. The Administrative Committee, however, shall not be required to make such inspection but may, in good faith, rely on any statement of the Trustees or Employer or any of its officers or Employees.

9.5 Filing Reports.

The Administrative Committee shall furnish, or shall see that the Employer furnishes, a summary of this Plan to all Employees, as required by applicable Federal law. The Administrative Committee shall furnish to the Trustees the names of all Employees who become eligible as Participants, and the Administrative Committee shall notify each Employee of his eligibility.

9.6 Records and Information.

The Administrative Committee shall keep a complete record of all its proceedings and all data necessary for the administration of the Plan.

9.7 Information to Participants.

The Administrative Committee shall direct the maintenance of separate accounts of the Participants. It shall give each Participant, at least once every year, information as to the balance of his Employer Account.

9.8 Compensation of Members.

The members of the Administrative Committee shall serve without compensation for their services as such, but shall be reimbursed by the Employer for all necessary expenses incurred in the discharge of their duties. If the Employer advises the Administrative Committee in writing of its determination to make no further contributions to the Plan, the expenses of the Administrative Committee shall thereafter be charged against and paid out of the Trust Fund and a lien for the payment thereof shall be impressed upon the assets of the Trust to be charged proportionately against the amount standing to the credit of each Participant.

9.9 Review of Participant's Claims.

In case the claim of any Participant or Beneficiary for benefits under the Plan is denied, the Administrative Committee shall provide adequate notice in writing to such claimant, setting forth the specific reasons for such denial. The notice shall be written in a -manner calculated to be understood by the claimant. The Administrative Committee shall afford a Participant or Beneficiary, whose claim for benefits has been denied, sixty (60) days from the date notice of such denial is delivered or mailed in which to appeal the decision in writing to the Administrative Committee. If the Participant or Beneficiary appeals the decision in writing within sixty (60) days, the Administrative Committee shall review the written comments and any submissions of the Participant or Beneficiary and render its decision regarding the appeal, all within sixty (60) days of such appeal.

9.10 Exercise of Stock Rights.

In the event that Qualifying Employer Securities held by the Plan include voting stock, or stock or other securities with any rights other than voting rights, the Administrative Committee shall name, as a Designated Fiduciary, one of its members, or such other person as may consent thereto, to exercise on behalf of Participants, voting or other stock or equity rights with respect to the stock contributed to the Plan. The Designated Fiduciary shall notify each Participant to whose account any Qualifying Employer Security has been allocated at least thirty (30) days prior to any occasion on which such voting or other rights may be exercised. Such notification shall include all information distributed to shareholders or holders of such other equities by the Employer regarding the exercise of such voting or other rights. Such notification shall contain a procedure under which each of such Participants shall be able to direct the Designated Fiduciary in the exercise of the voting, or other rights. The Designated Fiduciary shall be bound by the instructions of each Participant; if a Participant gives no instructions to the Designated Fiduciary, the Designated Fiduciary shall not vote such Participant's stock or exercise such rights but shall so notify the trustees to vote such stock or exercise such rights.

                  ARTICLE X - MODIFICATIONS FOR TOP HEAVY PLANS

10.1 Application of Article.

The provisions in this Article X shall take precedence over any other provisions in the Plan with which they conflict.

10.2 Definitions.

     (a) Top Heavy Plans.

     This Plan shall constitute a Top Heavy Plan for a Plan Year if, as of the last day of the preceding Plan Year (or in the case of the Plan Year in which occurs the effective date of this Plan, the last day of such Plan
     Year): (i) the aggregate of the Employer Accounts of Key Employees exceeds sixty percent (60%) of the aggregate of the Employer Accounts of all Employees under the Plan all valued as of the last day of the preceding Plan Year (or in the case of the Plan Year in which occurs the effective date of this Plan, the last day of such Plan Year); or (ii) if the Plan is part of a Top Heavy Group.

     (b) Top Heavy Group.

     This Plan shall be deemed to be a part of a Top Heavy Group if the Plans which make up the group of which this Plan is considered a part are such that, when aggregated, the sum of:

          (i) The present value of the cumulative accrued benefits of Key Employees under all defined benefit plans in the group; and

          (ii) The cumulative accrued benefits in the Plan accounts of Key Employees under all defined contribution plans in the group, exceeds sixty percent (60%) of the sum of such amounts for all Employees who participate in the Plans of such group.

     The group of Plans of which this Plan shall be considered a part includes:

          (i) All Plans of the Employer in which a Key Employee participates;

          (ii)  All  Plans  which   enable  a  Plan  in  which  a  Key  Employee
          participates to meet the qualification requirements of Code Section 401(a)(4) or Code Section 410; and

          (iii) All Plans which the Employer, in its discretion, decides to include, provided that the inclusion of such Plan or Plans would not prevent the group of Plans from meeting the qualification requirements of Code Section 401(a)(4) and Code Section 410.

     (c) Key Employee.

     "Key Employee" means an Employee or former Employee (or his Beneficiaries) who, at any time during the Plan Year or any of the preceding four (4) Plan Years, is any of the following:

          (i)  An  officer  of  the   Employer  if  such   individual's   annual
          Compensation exceeded fifty percent (50%) of the dollar limitation under Code Section 415(b)(1)(A).

          (ii) One of the ten (10) Employees owning (or considered as owning within the meaning of Code Section 318) the largest interests in the Employer if such individual's Compensation exceeded one hundred
          percent   (100%)  of  the  dollar   limitation   under  Code   Section
          415(c)(1)(A).

          (iii) A "five percent owner" (5%) of the Employer. "Five percent owner" (5%) means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer.

          (iv) A "one percent owner"(1%) of the Employer receiving annual Compensation from the Employer of more than One Hundred Fifty Thousand Dollars ($150,000). "One percent (1%) owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer.

     In determining percentage ownership hereunder, Employers that would otherwise be aggregated under Code Section 414(b), (c), (m) and (o) shall be treated as separate Employers. However, in determining whether an individual receives compensation of more than One Hundred Fifty Thousand Dollars ($150,000) compensation from each Employer required to be aggregated under Code Section 414(b), (c), (m) and (o) shall be taken into account.

     (d) Amounts Included for Computation Purposes.

     In determining, for the purposes of this Section 10.2, the amount of an Employee's accrued benefits and account balances, there shall be included therein the present value of all distributions made within a five (5) year period ending on the date such determination is made, including distributions from terminated Plans required to be considered pursuant to
     Section 10.2(b). Furthermore, the accrued benefits and account balances of any Employee who is not a Key Employee for the Plan Year in question, but was a Key Employee in any previous Plan Year, shall not be taken into consideration in making any of the computations required in this Section
     10.2. The accrued benefit of any individual who has not performed any service for the Employer within the five year period ending on the date such determination is made shall not be taken into account for purposes of
     Section 10.2. Except to the extent provided in regulations of the Secretary of the Treasury, any rollover contributions (or similar transfers) made to the Plan after December 31, 1983 shall not be taken into consideration in making any of the computations required by this Section 10.2.

     (e) Non-Key Employee.

     A "Non-Key Employee" shall mean any Employee who is not a Key Employee.

     (f) Top Heavy Accrual.

     Solely for the purpose of determining if the Plan, or any other Plan included in a Top Heavy Group of which this Plan is a part, is top-heavy, the accrued benefit of a Participant other than a Key Employee shall be determined under:

          (i) The method, if any, that uniformly applies for accrual purposes under all Plans maintained by the Employer or by other members of an affiliated service group (under Code Section 414(m)), a controlled group of corporations (under Code Section 414(b)), a group of trades or businesses under common control (under Code Section 414(c)) of which the Employer is a member and any other entity required to be aggregated with the Employer pursuant to regulations under Code
          Section 414(o), or

          (ii) If there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

10.3 Accelerated Vesting.

Unless the Plan provides for full and immediate vesting of Employer Accounts upon participation, then for any Plan Year in which this Plan is deemed to be a Top Heavy Plan, the vesting schedule contained in Section 6.2 shall be modified as follows:

         Total Years for Vesting
      (excluding Years of Service
           prior to effective                             Vested
           date of this Plan)                           Percentage
           ------------------                           ----------
              Less than 2                                    0%
                   2                                        20%
                   3                                        40%
                   4                                        60%
                   5                                        80%
               6 or more                                   100%

Should this Plan not be deemed to be a Top Heavy Plan after previously being so categorized, the vesting schedule contained in Section 6.2 shall again be effective except that the vested percentage attained by Participants shall not be reduced thereby and Participants with three (3) or more Years of Service for Vesting shall have the right to select the vesting schedule under which their vested Accrued Benefit will be determined.

10.4 Minimum Contributions.

For any Plan Year in which this Plan is determined to be a Top-Heavy Plan, either: (i) a minimum Employer contribution shall be made, pursuant to this Plan or another defined contribution plan maintained by the Employer, to the account of each non-Key Employee (except those who are separated from service with the Employer at the end of the Plan Year); or (ii) a minimum non-integrated benefit must be provided to each non-Key Employee (except those who are separated from service with the Employer at the end of the Plan Year), pursuant to a defined benefit plan maintained by the Employer.

For the purposes of the first sentence of this Section 10.4, the minimum Employer contribution provided to each non-Key Employee (except those who are separated from service with the Employer at the end of the Plan Year) shall be equal to three percent (3%) of such non-Key Employee's Compensation. If, however, the Employer contribution, under this and any other defined contribution plan required to be included in the Top-Heavy Group and maintained by the Employer, for any Key Employee for such Plan Year is less than three percent (3%) of such Key Employee's total Compensation not in excess of Two Hundred Thousand Dollars ($200,000) (for Plan Years beginning before 1989), then, the Employer contribution to each Participant (except those who are separated from service with the Employer at the end of the Plan Year) shall equal the amount which results from multiplying such Participant's Compensation times the highest contribution rate of any Key Employee covered by the Plan and shall include amounts elected to be deferred by the Key Employee pursuant to an Code Section 401(k) provision.

For the purposes of the first sentence of this Section 10.4, the minimum non-integrated benefit provided by the Employer to each non-Key Employee (except those who are separated from service with the Employer at the end of the Plan

Year) is an amount, which when expressed as an annual retirement benefit, shall be no less than two percent (2%) of such non-Key Employee's average annual Compensation for his five (5) highest consecutive years of service, multiplied by the Employee's years of service with the Employer, not to exceed ten (10) years. For the purposes of the preceding sentence, years of service with the Employer shall not include years of service completed during any Plan Year which begins before January 1, 1984, or years of service completed during a Plan Year for which the Man is not a Top-Heavy Plan. For the purposes of this Section 10.4, the minimum benefit provided above shall be computed in the form of a single life annuity, with no ancillary benefits, beginning at Normal Retirement Age.

For the purposes of this Article X, "Compensation" shall have the same meaning as it does throughout the Plan; provided that it shall include such additional compensation as is required to meet the requirements of Code Section 415(c)(3).

The minimum allocation required pursuant to this section shall be made even though, under other Plan provisions, a participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of such participant's failure to complete a Year of Service.

10.5 Limitation on Compensation Taken into Account Under Plan.

For any Plan Year prior to Plan Years beginning before January 1, 1989, in which this Plan is deemed to be a Top Heavy Plan the definition of Compensation contained in Section 2.5 shall exclude amounts in excess of one hundred fifty thousand dollars ($150,000).

10.6 Modification of Defined Benefit and Defined Contribution Plan Fraction.

For any Plan Year in which the Plan is deemed to be a Top Heavy Plan, the denominators of the defined benefit plan fraction and the defined contribution plan fraction contained in Section 5.4(c) (if such Section is included in this
Plan) shall be deemed to be modified by substituting 1.0 for 1.25. Notwithstanding the above, if this Plan would not be deemed to be a Top Heavy Plan if ninety percent (90%) were substituted for sixty percent (60%) in Section
10.2 and if the Employer provides benefits and/or makes contributions to the Employer Accounts of non-Key Employees who participate in defined benefit and/or defined contribution plans maintained by the Employer, in amounts at least equal to that which would be required by Section 10.4 after substituting four percent (4%) for three percent (3%) in the second paragraph thereof, and by substituting three percent (3%) for two percent (2%) in the third paragraph thereof, then the reduction in the defined benefit plan fraction and the defined contribution plan fraction as set forth in the preceding sentence, shall not be made.

                     ARTICLE XI - AMENDMENT AND TERMINATION

11.1 Rights to Suspend or Terminate Plan.

It is the present intention of the Employer to maintain this Plan throughout its corporate existence. Nevertheless, the Employer reserves the right, at any time, to discontinue or terminate the Plan, to terminate the Employer's liability to make further contributions to this Plan, to suspend contributions for a fixed or indeterminate period of time. In any event, the liability of the Employer to make contributions to this Plan shall automatically terminate upon its legal dissolution or termination, upon its adjudication as a bankrupt, upon the making of a general assignment for the benefit of creditors, or upon its merger or consolidation with any other corporation or corporations.

11.2 Successor Corporation.

In the event of the termination of the liability of the Employer to make further contributions to this Plan, the Employer's liability may be assumed by any other corporation or organization which employs a substantial number of the Participants of this Plan. Such assumption of liability shall be expressed in an agreement between such other corporation or organization and the Trustees under which such other corporation or organization assumes the liabilities of this Trust with respect to the Participants employed by it.

11.3 Amendment.

To provide for contingencies which may require the clarification, modification, or amendment of this Plan, the Employer reserves the right to amend this Plan at any time. The Employer, however, shall not have the right to amend this Plan in any way which would deprive any Participant of the right to receive his Accrued Benefits under the Plan, or which would alter the basic purpose of the Plan, or which would give the Employer any rights in the Trust Fund.

Each Participant having at least three Years of Service for Vesting at the time of the adoption of any amendment changing any vesting schedule under the Plan shall have the right to elect at any time, but no later than 60 days after the later of: (a) the date the amendment is adopted; (b) the date on which the amendment is effective; or (c) the date on which the Participant is given written notice the amendment, to have his vested percentage computed under the Plan without regard to such amendment.

11.4 One Hundred Percent (100%) Vesting on Termination of Plan.

Upon termination or partial termination of the Plan and Trust by formal action of the Employer or for any other reason, or if Employer contributions to the Plan and Trust are permanently discontinued for any reason, each Participant directly affected by such action shall be one hundred percent (100%) vested in the amount allocated to the accounts of each such Participant, and payment to such Participant shall be made in cash as soon as practicable after liquidation of the assets of the Trust.

11.5 Plan Merger or Consolidation.

In the case of any merger or consolidation with, or transfer of any assets or liabilities to, any other Plan' each Participant in this Plan must be entitled to receive (if the surviving Plan is then terminated) a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had terminated).

                           ARTICLE XII - MISCELLANEOUS

12.1 Laws of California to Apply.

The Plan provisions of this document shall be construed according to the laws of the State of California, to the extent Federal laws do not control. The situs of the Trust will be in the State of California. Its validity, construction, and all rights under the Plan and Trust shall be governed by ERISA and, to the extent not preempted, by the laws of California. If any provisions of the Agreement are invalid or unenforceable, the remaining provisions thereof shall continue to be fully effective.

12.2 Participant Cannot Transfer or Assign Benefits.

None of the benefits, payments, proceeds, claims, or rights of any Participant hereunder shall be subject to any claim of any creditor of the Participant, nor shall any Participant have any right to transfer, assign, encumber, or otherwise alienate, any of the benefits or proceeds which a Participant may expect to receive, contingently or otherwise under this Plan.

Notwithstanding any other provisions of this Section 12.2, the Trustees may make distributions pursuant to a qualified domestic relations order (as defined in Code Section 414(p)), provided that the Plan Administrator has properly notified the Participant and any alternate payee of the order and has determined that the order is a qualified domestic relations order. The Plan Administrator shall adopt reasonable procedures to determine the qualified status of such orders and to administer distributions thereunder. Notwithstanding any restrictions on the time of distribution which would otherwise apply under this Plan, distributions with respect to a qualified domestic relations order may be made at any time required by the order.

12.3 Right to Perform Alternative Acts.

In the event it becomes impossible for the Employer, the Administrative Committee or the Trustees to perform any act required by this Plan, then the Employer, the Administrative Committee or the Trustees may perform such alternative act which most clearly carries out the intent and purpose of this Plan.

12.4 Reversion of Contributions Under Certain Circumstances.

If this Plan is not initially approved and qualified by the Internal Revenue Service as meeting the requirements of Code Section 401 and Code Section 501, the Employer may, at its election, either:

          (a) Cause the Trustees to return to the Employer any amounts previously contributed by the Employer to the Trust and the Participants, if any amounts have been contributed by them, and immediately terminate the Plan; or

          (b) Effect such amendments to the Plan as are necessary to obtain the approval and qualification of the Plan by the Internal Revenue Service.

All contributions made pursuant to Article IV are conditioned on deductibility of such contributions under Code Section 404. To the extent that the deduction under Code Section 404 for any year is disallowed, the contribution shall be returned to the Employer within one (1) year after disallowance of the deduction.

If a contribution is made by an Employer by a mistake of fact, the contribution may be returned to the Employer within one (1) year after the payment of the contribution.

Notwithstanding the above, earnings attributable to amounts described in paragraphs two and three of this Section 12.4 shall not be returned to the Employer; losses attributable to such amounts shall reduce the amount returned.

12.5 Plan Administrator Agent for Service of Process.

The Plan Administrator is designated agent to receive service of legal process on behalf of the Plan.

12.6 Filing Tax Returns and Reports.

If the Trustees are not a corporate fiduciary, the Plan Administrator shall prepare, or cause to have prepared, all tax returns, reports, and related documents, except as otherwise specifically provided in this Plan or unless the Administrative Committee provides to the contrary in the manner prescribed in
Section 8.4.

12.7 Indemnification.

The Employer agrees to indemnify all Employees who serve as members of the Administrative Committee or who serve as Trustee against all liability arising in connection with their duties under the Plan, except that this indemnification shall not include acts of embezzlement, or diversion of Trust Funds by the Employee, nor shall it include acts of gross negligence.

The Employer shall indemnify and hold harmless the Trustees, its officers, Employees, agents, successors and assigns against all liabilities, demands, claims, actions, losses, taxes, expenses (including reasonable attorney's fees), both direct and indirect, arising out of (1) acts or omissions to act with respect to the Plan by persons unrelated to the Trustees ("unrelated persons"),
(2) the Trustee's action or inaction with respect to the Plan resulting from reliance on the actions or inaction of unrelated persons, including directions to invest or otherwise deal with Plan assets, or (3) any violation by an unrelated persons of the provisions of ERISA or the regulations thereunder. The foregoing indemnity shall not apply if the actions or omissions of the Trustees result from the Trustees' willful misconduct or gross negligence.

12.8 Number and Gender.

When appropriate the singular as used in this Plan shall include the plural and vice versa; and the masculine shall include the feminine.

12.9 Military Service.

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and Service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code. Therefore, as of the effective date of this Plan or such later date as may be applicable to this Plan under Section 8(h)(2) of the Uniformed Services Employment And Reemployment Rights Act of 1994 (USERRA), an Employee, who was absent from the Employee's position of employment by reason of service in the uniformed services and who is reemployed, as these terms are used in USERRA, shall be treated as not having incurred a break in service with the Employer maintaining the Plan by reason of such person's period or periods of service in the uniformed services. Each period served by a person in the uniformed services shall, upon reemployment under USERRA, be deemed to constitute service with the Employer maintaining the Plan for the purpose of determining the nonforfeitability of the person's Accrued Benefit and for the purpose of determining the accrual of benefits under the Plan, all to the extent required by and as provided under USERRA.

                           ARTICLE XIII - EXEMPT LOANS

13.1 Use of Proceeds.

The proceeds of an Exempt Loan must be used within a reasonable time after their receipt by the Plan only for any or all of the following purposes:

          (a) To acquire Qualifying Employer Securities;

          (b) To repay such Exempt Loan;

          (c) To repay a prior Exempt Loan.

If the proceeds of a loan are used to repay an Exempt Loan, the new loan must constitute an Exempt Loan.

13.2 Interest Rate.

The interest rate of any loan to the Plan, including an Exempt Loan, must not be in excess of a reasonable rate of interest. All other factors will be considered in determining a reasonable rate of interest, including the amount and duration of the loan, the security and guaranty (if any) involved, the credit standing of the Plan and the guarantor (if any), and the interest rate prevailing for comparable loans, including a variable interest rate if reasonable.

13.3 Non-recourse.

An Exempt Loan must be without recourse against the Plan. The only assets of the Plan that may be given as collateral on an Exempt Loan are Qualifying Employer Securities which were either: (i) acquired with the proceeds of the Exempt Loan; or (ii) were used as collateral on a prior Exempt Loan repaid with the proceeds of the current Exempt Loan. No person entitled to payment under the Exempt Loan shall have any right to assets of the Plan other than:

          (a) Collateral given for the Exempt Loan;

          (b) Contributions (other than contributions of Qualifying Employer Securities) that are made under the Plan to meet the obligations of the Exempt Loan; and

          (c) Earnings attributable to such collateral and the investment of such contributions

13.4 Limitations on Payments.

Payments made with respect to an Exempt Loan by the Plan during a Plan Year must not exceed an amount equal to the sum of such contributions and earnings received during or prior to the Plan Year less such payments in prior Plan Years. Such contributions and earnings shall be accounted for separately by the Employer in the books of account of the Plan until the Exempt Loan is repaid.

13.5 Forfeiture of Qualifying Employer Securities.

All Qualifying Employer Securities acquired with the proceeds of a loan from a "disqualified person", whether they are pledged as collateral for such loan or not, shall be held in a suspense account and shall be removed from such account and be allocated to the Employer Accounts of Participants at the end of each Plan Year to the extent paragraph (h) of Section 8.11 provides for the release of encumbered securities. Income earned from securities held in suspense shall be deemed to be the income of the Plan and shall not be held in suspense unless such income has been pledged as collateral for the loan. Should a portion of a Participant's Employer Account be forfeited, Qualifying Employer Securities held in suspense for such Participant pursuant to this paragraph may only be forfeited after all other assets in the Participant's Employer Account are forfeited. If interests in more than one class of Qualifying Employer Securities have been allocated to the Participant's Employer Account, the Participant must be treated as forfeiting the same proportion of each such class of Qualifying Employer Securities.

13.6 Limitation on Future Obligation.

The Plan shall not obligate itself to acquire Qualifying Employer Securities from a particular security holder at an indefinite time determined upon the happening of an event such as the death of the security holder. However, this shall not prevent the Plan from providing for the issuance of options in accordance with Treasury Regulation Sections 54.4975-7(b)(10), (11), and (12). In the event of default upon an Exempt Loan, the value of Plan assets transferred in satisfaction of the Exempt Loan may not exceed the amount of default. If the lender is a disqualified person (as defined in Code Section 4975(e)(2)), the Exempt Loan must provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the Exempt Loan. For purposes of this Section 13.6, the making of a guaranty does not make a person a lender.

               ARTICLE XIV - LIMITATIONS ON MATCHING CONTRIBUTIONS

14.1. Percentage Limitation on Matching Contributions.

Notwithstanding anything in the Plan to the contrary, for each Plan Year, the Average Contribution Percentage of Participants must satisfy either the basic limitation or the alternative limitation stated in this Article. For purposes of this Article:

          (a) "Actual Deferral Percentage" shall mean the ratio (calculated to the nearest one-hundredth of one percent) for a Plan Year of a Participant's elective deferral contributions determined in accordance with rules under any cash or deferred arrangement maintained by the Employer.

          (b) Average Actual Deferral Percentage shall mean the average (expressed as a percentage) of the Actual Deferral Percentages of the Participants in a group determined in accordance with rules under any cash or deferred arrangement maintained by the Employer.

          (c) "Average Contribution Percentage(s)" shall mean the average of the Contribution Percentages of the eligible Participants in a group.

          (d) "Contribution Percentage" shall mean the ratio for a Plan Year of a Participant's Matching Contributions and any other contributions the Employer elects to take into account in computing the Contribution Percentage to the Participant's Compensation for the Plan Year. The Contribution Percentage of a Participant who has no Matching Contributions made on his or her behalf and for whom the Employer elects to take no other contributions into account shall be zero (0). A Participant's Contribution Percentage shall be computed according to the following rules:

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
               (i) Matching Contributions made on the Participant's behalf shall be taken into account for a Plan Year only if those Matching Contributions are allocated to the Participant's Account during that Plan Year and paid to the Trust no later than the end of the twelfth (12th) month following the end of the Plan Year.

               (ii) As to a Highly Compensated Employee who is eligible to participate in two (2) or more plans of an Employer to which Matching Contributions are made (other than an employee stock ownership plan as defined in Code section 4975(e)(7)), all such contributions made on behalf of that Highly Compensated Employee must be aggregated for purposes of determining that Highly Compensated Employee's Contribution Percentage.

               (iii) If the Employer maintains two (2) or more plans that are subject to the requirements of Code section 401(m), and those plans are considered as one (1) plan for purposes of Code section 401(a)(4) or section 410(b), all those plans shall be aggregated and treated as one (1) plan for purposes of determining the Contribution Percentage of a Participant.

          (e) "Excess Aggregate Contributions" shall mean, as to any Plan Year, the excess of:

               (i) The aggregate amount of the Matching Contributions allocated to a Highly Compensated Employee for a Plan Year, over

               (ii) The maximum amount of such contributions that may be allocated to the Highly Compensated Employee without violating the limitations stated in Article 5 and this Article. The maximum amount that may be allocated to a Highly Compensated Employee shall be determined by ranking Highly Compensated Employees by Contribution Percentage in descending order and then reducing the Matching Contributions from the Accounts of the Highly Compensated Employees starting with the highest Contribution Percentage to the extent required to:

                    (a)  Enable the Plan to satisfy  the  limitations  stated in
                    Article 5 and this Article, or

                    (b) Cause that Highly Compensated Employee's Contribution Percentage to equal the Contribution Percentage of the Highly Compensated Employee with the next highest Contribution Percentage.

          This  process  shall  be  repeated   until  the  Plan   satisfies  the
     limitations stated in Article 5 and this Article.

          In no event shall the amount of Excess Aggregate Contributions exceed the amount of Matching Contributions made on behalf of a Highly Compensated Employee for a Plan Year.

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
         (f) "Matching Contribution" shall mean any contribution to the Plan designated as such by the Employer which matches, in whole or in part, elective deferral contributions made on behalf of an Employee under any cash or deferred arrangement maintained by the Employer.

14.2. Basic Limitation.

The Average Contribution Percentage of Highly Compensated Employees who are eligible to participate in the Plan (whether or not those Employees elect to make elective deferrals under any cash or deferred arrangement maintained by the Employer) shall not exceed for the Plan Year the Average Contribution Percentage of Nonhighly-Compensated Employees who are eligible to participate in the Plan (whether or not those Employees elect to make elective deferrals under any cash or deferred arrangement maintained by the Employer) for the Plan Year multiplied by 1.25.

14.3. Alternative Limitation.

The Average Contribution Percentage of Highly Compensated Employees who are eligible to participate in the Plan (whether or not those Employees elect to make elective deferrals under any cash or deferred arrangement maintained by the Employer) shall not exceed the Average Contribution Percentage of Nonhighly Compensated Employees who are eligible to participate in the Plan (whether or not those Employees elect to make elective deferrals under any cash or deferred arrangement maintained by the Employer) for the Plan Year multiplied by 2.0, provided that the Average Contribution Percentage of Highly Compensated Employees shall not exceed the Average Actual Deferral Percentage of Nonhighly Compensated Employees by more than two (2) percentage points.

14.4. Multiple Use Limitation.

If both the Average Actual Deferral percentage test and the Average Contribution Percentage test do not satisfy the basic limitation stated above, and if one or more Highly Compensated Employees are eligible to have Salary Deferral Contributions made on their behalf in any cash or deferred arrangement maintained by the Employer and to have Matching Contributions made on their behalf under this Plan, then the sum of the Actual Deferral Percentages of Highly Compensated Employees plus the sum of the Contribution Percentages of Highly Compensated Employees shall not exceed the greater of:

          (a) The sum of:

                    (i)  1.25  times  the   greater   of  the  Actual   Deferral
                    Percentages     or      Contribution      Percentages     of
                    Nonhighly-Compensated Employees, plus

                    (ii) Two (2) percentage points plus the lesser of the Actual
                    Deferral   Percentages   or   Contribution   Percentages  of
                    Nonhighly Compensated Employees; or

          (b) The sum of:

                    (i) 1.25 times the lesser of the Actual Deferral Percentages
                    or   Contribution   Percentages   of   Nonhighly-Compensated
                    Employees, plus

                    (ii) Two (2) percentage points plus the greater of the Actual Deferral Percentages or Contribution Percentages of Nonhighly Compensated Employees.

If the multiple use limitation stated above is exceeded, the Administrative Committee shall determine the maximum percentage to be used in place of the calculated percentage for all Highly Compensated Employees that would reduce either or both the Actual Deferral Percentage or Contribution Percentage for the Highly Compensated Employees to satisfy the multiple use limitation. Any excess shall be handled in the same manner that Excess Contributions or Excess Aggregate Contributions are handled.

14.5. Correction of Average Contribution Percentage Test.

The  Administrator  shall  determine  the  Excess  Aggregate   Contributions  in
accordance with paragraph 14.1 and either

          (a) Cause those amounts, along with the income or loss attributable to those amounts, to be forfeited, if not vested under the terms of the Plan, or, if vested, distributed no later than the last day of the Plan Year;

          (b) Contribute an additional discretionary Matching Contribution on behalf of each Participant who is a Nonhighly Compensated Employee so that the limitations in this Article 14 are met;

          (c) Cause the Excess Aggregate Contribution amounts, along with the income or loss attributable to those amounts, to be reallocated to the accounts of Nonhighly Compensated Employees having the lowest Contribution Percentage for the Plan Year so that the limitations in this Article 14 are met; or

          (d) Use any combination of (a), (b) and (c) to satisfy the limitations in this Article 14. Any forfeiture or distribution shall be made on the basis of the respective portion of the amount of Excess Aggregate Contributions attributable to each Highly Compensated Employee whose Matching Contributions Account received an allocation for the preceding Plan Year.

14.6. Calculation of Income.

The income or loss allocable to Excess Aggregate Contributions shall be calculated in accordance with the method used by the Plan for allocating income to Participants' Accounts generally. That method shall be reasonable, not violate Code section 401(a)(4), be applied consistently to the Accounts of all Participants, and be used for corrective distributions under the Plan. The income or loss allocable to Excess Aggregate Contributions shall not include the income or loss for the period between the end of the taxable year and the date of distribution.

14.7. Deadline for Distribution.

Excess Aggregate Contributions and income allocable to those Excess Year for which those Excess Aggregate Contributions were made. Excess Aggregate Contributions shall be distributed from the Participant's Matching Contribution Account.

14.8. Treatment as Annual Additions.

Excess  Aggregate  Contributions  shall be  treated  as Annual  Additions  under
Article 5.

14.9. Compliance with Treasury Regulations.

The Plan shall satisfy the requirements of Code section 401(m)(2) and the regulations under that section; those requirements are hereby incorporated by reference.

IN WITNESS WHEREOF, the parties have executed this agreement this 18th day of November, 1999.

WITNESS                                  EMPLOYER
-------                                  --------

                                         MCB FINANCIAL CORPORATION

Nancy Boatright                          /s/ Charles 0. Hall
                                         ---------------------------------------
                                         President


WITNESS                                  TRUSTEE
-------                                  -------

                                         /s/ Charles 0. Hall
                                         ---------------------------------------

                                         /s/ Timothy J.. Jorstad
                                         ---------------------------------------

                                         /s/ Gary T. Ragghianti
                                         ---------------------------------------